Exhibit 10.1

EXECUTION COPY
CUSIP NO. [          ]
LETTER OF CREDIT
REIMBURSEMENT AND PLEDGE AGREEMENT
Dated as of November 15, 2005
among
MONTPELIER REINSURANCE LTD.,
JPMORGAN CHASE BANK, N.A.,
as Syndication Agent
BARCLAYS BANK PLC,
ING BANK N.V., LONDON BRANCH
THE BANK OF NEW YORK
and
KEY BANK, NATIONAL ASSOCIATION,
as Co-Documentation Agents
THE LENDERS PARTY HERETO
and
BANK OF AMERICA, N.A.,
as Administrative Agent for itself and the
other lending institutions party hereto

Banc of America Securities LLC
and
J.P.Morgan Securities, Inc.
as Joint Lead Arrangers and Book Managers

Exhibits

Exhibit A	Form of Assignment and Assumption
Exhibit B	Form of Control Agreement
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Pledged Collateral Certificate
Exhibit E	Form of Several Letter of Credit
Schedules

Schedule 1.1	Commitments
Schedule 1.2	Collateral Coverage Amount Calculation
Schedule 5.6	Litigation
Schedule 5.15	Subsidiaries
Schedule 14.7	Address for Notices

v

LETTER OF CREDIT
REIMBURSEMENT AND PLEDGE AGREEMENT
     This LETTER OF CREDIT REIMBURSEMENT AND PLEDGE AGREEMENT is made as of November 15, 2005, by and among Montpelier Reinsurance Ltd. (the “Borrower”), a limited liability company duly incorporated as an exempted company under the laws of Bermuda, having its registered office at 8 Par-La-Ville Road, Hamilton, HM 08, Bermuda, the lending institutions party hereto (the “Lenders”), Bank of America, N.A. a national banking association, as fronting bank, letter of credit administrator and as administrative agent for itself and such other lending institutions (the “Administrative Agent”).
     The Borrower has requested that the Lenders provide a letter of credit facility and the Lenders are willing to do so on the terms and conditions set forth herein.
     In consideration of the mutual agreements set forth herein, the parties hereto agree as follows:
1. DEFINITIONS AND RULES OF INTERPRETATION.
     1.1 Definitions.
     The following terms shall have the meanings set forth in this §1 or elsewhere in the provisions of this Reimbursement and Pledge Agreement referred to below:
     ABS. Any fixed-income instrument that entitles the holder of, or beneficial owner under, the instrument to the whole or any part of the rights or entitlements of a holder of a receivable or other asset and any other rights or entitlements in respect of a pool of receivables or other assets or any money payable by obligors under those receivables or other assets (whether or not the money is payable to the holder of, or beneficial owner under, the instrument on the same terms and conditions as under the receivables or other assets) in relation to receivables or other assets; provided however, such receivables or assets shall be limited to automobile loans, credit card receivables and home equity loans and such other ABS assets as may be acceptable to the Administrative Agent.
     Acceding Bank. See §2.1.2.
     Adjusted Fair Market Value. With respect to any Eligible Collateral, an amount equal to the product of the Fair Market Value of such Eligible Collateral and the applicable percentage with respect to such Eligible Collateral as set forth on Schedule 1.2.
     Administrative Agent. Bank of America, acting as agent for the Lenders, and each other Person appointed as the successor Administrative Agent in accordance with §12.9.
     Administrative Agent’s Office. The Administrative Agent’s address and, as appropriate, account as set forth on Schedule 14.7, or such other address as the Administrative Agent may from time to time notify the Borrower and the Lenders.

     Administrative Agent’s Special Counsel. Mayer, Brown, Rowe & Maw LLP or such other counsel as may be approved by the Administrative Agent.
     Administrative Questionnaire. An Administrative Questionnaire in a form supplied by the Administrative Agent.
     Affiliate. Any Person that would be considered to be an affiliate of any other Person under Rule 144(a) of the Rules and Regulations promulgated under the Securities Act of 1933, as amended, if such Person were issuing securities or any Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. “Control” of a Person means the power, directly or indirectly, (a) to vote ten percent (10%) or more of the Capital Stock (on a fully diluted basis) of such Person having ordinary voting power for the election of directors, managing members or general partners (as applicable); or (b) to direct or cause the direction of the management and policies of such Person (whether by contract or otherwise).
     Agent for Service. See §14.15.
     Alternative Currency. Canadian Dollars.
     Alternative Currency Equivalent. At any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the Fronting Bank, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.
     A.M. Best Rating. The financial strength rating issued with respect to the Borrower by A.M. Best Company.
     Applicable Issuing Party. In the case of Fronted Letters of Credit, the Fronting Bank and in the case of Several Letters of Credit, the LC Administrator.
     Applicable Issuing Party’s Office. With respect to an Applicable Issuing Party, the address and, as appropriate, account set forth for such Applicable Issuing Party on Schedule 14.7, or such other address as such Applicable Issuing Party may from time to time notify the Borrower and the Lenders.
     Approved Fund. Any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
     Arrangers. Banc of America Securities LLC and J.P.Morgan Securities Inc.
     Assignment and Assumption. An assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by §13.2), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.
     Balance Sheet Date. December 31, 2004.

     Bank of America. Bank of America, N.A. and its successors.
     Base Rate. For any day, a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate.” The “prime rate” is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.
     Borrower. As defined in the preamble hereto.
     Borrower Reinsurance Agreement. Any arrangement whereby the Borrower or any other Insurance Subsidiary, as reinsurer, agrees to indemnify any other insurance or reinsurance company against all or a portion of the insurance or reinsurance risks underwritten by such insurance or reinsurance company under any insurance or reinsurance policy.
     Business Day. Any day other than a Saturday, Sunday or other day on which commercial banks are authorized or permitted to close under the laws of, or are in fact closed in, Bermuda or the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located.
     Canadian Dollars or C$. The lawful currency of Canada.
     Capital Lease Obligation. As to any Person, the obligations of such Person to pay rent or other amounts under any lease which is required to be classified and accounted for as a capital lease on a balance sheet of such Person in accordance with GAAP. For purposes of this Reimbursement and Pledge Agreement, the amount of such Capital Lease Obligation shall be the capitalized amount thereof determined in accordance with GAAP.
     Capital Stock. Any and all shares, interests, share capital, participations or other equivalents (however designated) of capital stock of a corporation or company, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.
     Cash. Dollars held by the Borrower in the Deposit Account.
     Cash Equivalents. At any time:
     (a) commercial paper, maturing not more than one year from the date of issue, which is issued by
          (i) a corporation (except an Affiliate of the Borrower) rated at least A-1 by S&P or P-1 by Moody’s or the equivalent rating from another nationally recognized agency, or
          (ii) any Lender (or its holding company); and

     (b) any money market fund, maturing not more than two years after the date of issue, which is issued by either
          (i) a financial institution which is rated at least AA- by S&P or Aa3 by Moody’s, or
          (ii) any Lender.
     Change in Control. Any of (a) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Borrower occurs; (b) any “person” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) other than the Parent or White Mountains Insurance Group Ltd., is or becomes, directly or indirectly, the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of securities of the Borrower that represent 51% or more of the combined voting power of the Borrower’s then outstanding securities; (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new or replacement directors whose election by the Board of Directors or whose nomination by the stockholders of the Borrower was approved by a vote of a majority of the Directors of the Borrower then still in office who are either directors or replacement directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Borrower’s Board of Directors then in office; (d) the Parent ceases to (x) be the single largest shareholder of the Borrower or (y) be directly or indirectly, the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of securities of the Borrower that represent 10% or more of the combined voting power of the Borrower’s then outstanding securities; or (e) White Mountains Insurance Group Ltd. ceases to (x) be the single largest shareholder of the Parent or (y) be directly or indirectly, the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of securities of the Parent that represent 10% or more of the combined voting power of the Parent’s then outstanding securities.
     Code. The Internal Revenue Code of 1986, as amended from time to time, and regulations promulgated thereunder.
     Collateral Coverage Amount. On any date, an amount equal to the sum of the Adjusted Fair Market Value of all Eligible Collateral.
     Combined or combined. With reference to the accounts of the Parent and its Subsidiaries, combined in accordance with GAAP.
     Commitment. With respect to each Lender, the amount set forth on Schedule 1.1 hereto or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as the amount of such Lender’s commitment to participate in the issuance, extension and renewal of Letters of Credit for the account of the Borrower, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.
     Commitment Fee. See §2.4.1.
     Commitment Increase Notice. See §2.1.2.

     Commitment Percentage. With respect to each Lender, the percentage (carried out to the ninth decimal place) of the Total Commitment represented by such Lender’s Commitment.
     Commitment Termination Date. The earliest of (a) November 14, 2006, and (b) the occurrence of a Commitment Termination Event.
     Commitment Termination Event. The earliest to occur of (a) the date of termination of the Total Commitment pursuant to §2.1.3 and (b) the date of termination of the Commitment of each Lender pursuant to §11.1.
     Compliance Certificate. See §6.4(d).
     Consolidated Debt. The consolidated Debt (excluding Hedging Obligations) of the Parent and its Subsidiaries.
     Consolidated Net Worth. The Net Worth of the Parent and its Subsidiaries on a consolidated basis.
     Contingent Liability. Any agreement, undertaking or arrangement by which any Person (outside the ordinary course of business) guarantees, endorses, acts as surety for or otherwise becomes or is contingently liable for (by direct or indirect agreement, contingent or otherwise, to provide funds for payment by, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Debt, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or for the payment of dividends or other distribution upon the shares of any other Person or undertakes or agrees (contingently or otherwise) to purchase, repurchase, or otherwise acquire or become responsible for any Debt, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or to maintain solvency, assets, level of income, or other financial condition of any other Person, or to make payment or transfer property to any other Person other than for fair value received; provided, however, that obligations of each of the Borrower and the Insurance Subsidiaries under Primary Policies or Borrower Reinsurance Agreements which are entered into in the ordinary course of business (including security posted by the Borrower and each of the Insurance Subsidiaries in the ordinary course of its business to secure obligations thereunder) shall not be deemed to be Contingent Liabilities of such Insurance Subsidiary or the Borrower for the purposes of this Reimbursement and Pledge Agreement. The amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the lesser of (i) the outstanding principal amount (or maximum permitted principal amount, if larger) of the Debt, obligation or other liability guaranteed or supported thereby or (ii) the maximum stated amount so guaranteed or supported.
     Control Agreement. That certain Control Agreement, dated as of November ___, 2005 among the Administrative Agent, the Borrower and the Custodian in the form attached hereto as Exhibit B.
     Consolidated or consolidated. With reference to the accounts of the Parent and its Subsidiaries, consolidated in accordance with GAAP.

     Corporate Securities. Publicly traded debt securities (other than preferred stock) issued by a corporation organized in the United States.
     Credit Extension. The issuance, extension, amendment or renewal of a Letter of Credit.
     Cure Contribution. Capital contributions or other equity infusions to the Parent made on or before the 30th day after the date the Parent has failed to comply with the covenant set forth in §8.1, which cures such default.
     Custodial Lien and Set-off Rights. See §5.13.
     Custodian. The Bank of New York or any successor custodian approved by the Administrative Agent.
     Debt. With respect to any Person, at any date, without duplication, (a) all obligations of such Person for borrowed money or in respect of loans or advances; (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all obligations in respect of letters of credit which have been drawn but not reimbursed by the Person for whose account such letter of credit was issued within the later of (x) three (3) Business Days and (y) the applicable cure period and bankers’ acceptances issued for the account of such Person; (d) all Capital Lease Obligations of such Person; (e) all Hedging Obligations of such Person; (f) to the extent required to be included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services; (g) Debt of such Person secured by a Lien on property owned or being purchased by such Person (including Debt arising under conditional sales or other title retention agreements) whether or not such Debt is limited in recourse; (h) any Debt of another Person secured by a Lien on any assets of such first Person, whether or not such Debt is assumed by such first Person (it being understood that if such Person has not assumed or otherwise become personally liable for any such Debt, the amount of the Debt of such Person in connection therewith shall be limited to the lesser of the face amount of such Debt and the fair market value of all property of such Person securing such Debt); (i) any Debt of a partnership in which such Person is a general partner unless such debt is nonrecourse to such Person; and (j) all Contingent Liabilities of such Person in connection with the foregoing; provided that, notwithstanding anything to contrary contained herein, Debt shall not include (x) unsecured current liabilities incurred in the ordinary course of business and paid within ninety (90) days after the due date (unless contested diligently in good faith by appropriate proceedings and, if requested by the Administrative Agent, reserved against in conformity with GAAP) other than liabilities that are for money borrowed or are evidenced by bonds, debentures, notes or other similar instruments or (y) any obligations of such Person under any Borrower Reinsurance Agreement or any Primary Policy.
     Default. Any event which would, with the giving of notice or the lapse of time, constitute an Event of Default.
     Default Rate. (a) When used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) 2% per annum; and (b) when used with respect to Letter of Credit Fees, a rate equal to the applicable Letter of Credit Fee plus 2% per annum, in all cases to the fullest extent permitted by applicable laws.

     Delinquent Lender. See §12.5.3.
     Deposit Account. The Borrower’s demand deposit account no.        and any replacement or successor account maintained with the Custodian and subject to the terms of the Control Agreement.
     Dollars or $. Dollars in lawful currency of the United States of America.
     Dollar Equivalent. At any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or Fronting Bank, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.
     Effective Commitment Amount. See §2.1.2.
     Effective Date. The first date on which the conditions set forth in §10 have been satisfied.
     Eligible Assignee. Any of (a) a Lender, (b) an Affiliate of a Lender or (c) a financial institution having a senior unsecured debt rating of not less than “A”, or its equivalent, by S&P and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and the Fronting Bank and (ii) unless a Default or an Event of Default has occurred and is continuing, the Borrower (with each such approval not to be unreasonably withheld or delayed).
     Eligible Collateral. ABSs, Cash, Cash Equivalents, Corporate Securities, Federal Agency Debt, Government Debt, MBS Investments and Municipal Securities which (a) are denominated in Dollars, (b) except in the case of Cash and Cash Equivalents, have the required rating and/or maximum tenor as set forth on Schedule 1.2, (c) are capable of being marked to market on a daily basis and (d) are held in the Deposit Account or the Securities Account.
     Event of Default. See §11.1.
     Fair Market Value. (a) With respect to any Government Debt, Federal Agency Debt, or other publicly-traded security (other than those set forth in clause (b)) the closing price for such security on Bloomberg, Inc. or, if Bloomberg, Inc. is not available, another quotation service reasonably acceptable to the Administrative Agent, (b) with respect to Cash and Cash Equivalents, the amounts thereof, and (c) with respect to any Eligible Collateral (other than those set forth in clauses (a), and (b)), the price for such Eligible Collateral on the date of calculation obtained from a generally recognized source approved by the Administrative Agent or the most recent bid quotation from such approved source (or, if no generally recognized source exists as to such Eligible Collateral, any other source specified by the Borrower to which the Administrative Agent does not reasonably object).
     Federal Agency. Any of the following agencies of the federal government of the United States: (a) Government National Mortgage Association; (b) the Export-Import Bank of the United States; (c) the Farmers Home Administration, an agency of the United States Department of Agriculture; (d) the United States General Services Administration; (e) the United States

Maritime Administration; (f) the United States Small Business Administration; (g) the Commodity Credit Corporation; (h) the Rural Electrification Administration; (i) the Rural Telephone Bank; (j) Washington Metropolitan Area Transit Authority; (k) the Federal Home Loan Mortgage Corporation; (l) the Federal National Mortgage Association; (m) the Federal Housing Finance Board; (n) the Federal Home Loan Bank; and (o) such other federal agencies as are reasonably acceptable to the Administrative Agent.
     Federal Agency Debt. Evidence of Freely Transferable Debt issued by a Federal Agency.
     Federal Funds Rate. For any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.
     Fee Letter. The fee letter dated as of October 13, 2005 among the Borrower, the Administrative Agent and Banc of America Securities LLC.
     Fees. The Letter of Credit Fee and the Commitment Fee.
     Financial Affiliate. A Subsidiary of the bank holding company controlling any Lender, which Subsidiary is engaging in any of the activities permitted by §4(e) of the Bank Holding Company Act of 1956 (12 U.S.C. §1843).
     Freely Transferable. Securities which are freely transferable and traded in established and recognized markets and as to which there are readily available price quotations.
     Fronted Letters of Credit. Any Letter of Credit which is issued by the Fronting Bank pursuant to §§ 2.1.1(a).
     Fronting Bank. Bank of America in its capacity as an issuer of (a) Fronted Letters of Credit and (b) Several Letters of Credit on behalf of each Participating Bank.
     Fund. Any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
     GAAP or generally accepted accounting principles. (a) When used in §6, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and (ii) to the extent consistent with such principles, the accounting practice of the Parent reflected in its financial statements for the year ended on the Balance Sheet Date, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of the Parent adopting the same principles, provided that in each case referred to in this definition of “GAAP” a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in GAAP) as to financial statements in which such principles have been properly applied.
     Governing Documents. With respect to any Person, its certificate or articles of incorporation, memorandum of association, certificate of formation, or, as the case may be, certificate of limited partnership, its by-laws, operating agreement or, as the case may be, partnership agreement or other constitutive documents and all shareholder agreements, voting trusts and similar arrangements applicable to any of its Capital Stock.
     Governmental Authority. Any foreign, federal, state, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or any court or arbitrator.
     Government Debt. Freely Transferable Debt issued by the U.S. Treasury Department or backed by the full faith and credit of the United States.
     Hedging Obligations. With respect to any Person, the liability of such Person under any futures contract or options contract, interest rate swap agreements and interest rate collar agreements and all other agreements or arrangements (other than Retrocession Agreements), designed to protect such Person against fluctuations in interest rates or currency exchange rates. Debt under a Hedging Obligation shall be the amount of such Person’s net obligation, if any, under each hedging agreement (determined on the mark-to-market value for such agreement based upon a readily available quotation provided by a recognized dealer in such type of hedging agreement).
     Indemnified Persons. See §14.5(a)
     Indemnitee. See §14.4
     Individual Outstandings. As to any Lender, such Lender’s Commitment Percentage of the Total Outstandings as of such date.
     Ineligible Securities. Securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. §24, Seventh), as amended.
     Insurance Subsidiary. The Borrower and any other Subsidiary of the Parent created after the Effective Date which is licensed by any Governmental Authority to engage in the insurance business.

     Issuer. With respect to any Letter of Credit, the Person or Persons who have issued such Letter of Credit. In the case of Fronted Letters, the Fronting Bank shall be the Issuer. In the case of Several Letters of Credit, each Lender who is shown on such Several Letter of Credit as having a “Commitment Share” shall be an Issuer.
     LC Administrator. Bank of America’s Letter of Credit Operations located at One Fleet Way, Scranton, PA 18507, together with any replacement LC Administrator arising under Section 12.9.
     Lender Affiliate. With respect to any Lender, (a) an Affiliate of such Lender or (b) any Approved Fund.
     Lender Increase Notice. See §2.1.2.
     Lenders. The lending institutions executing this Reimbursement and Pledge Agreement as a Lender and any other Person who becomes an assignee of any rights and obligations of a Lender pursuant to §13.
     Letters of Credit. See §2.1.1.
     Letter of Credit Application. An application and agreement for the issuance and amendment of a Letter of Credit in the form from time to time in use by the Applicable Issuing Party.
     Letter of Credit Fee. See §2.4.2.
     Letter of Credit Participation. See §2.2.3.
     Leverage Ratio. The ratio, expressed as a percentage, of (a) Consolidated Debt to (b) Consolidated Net Worth plus Consolidated Debt.
     Lien. When used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person for its own use, consumption or enjoyment which secures payment or performance of any obligation and shall include any mortgage, lien, pledge, encumbrance, charge, retained title of a conditional vendor or lessor, or other security agreement, mortgage, deed of trust, chattel mortgage, assignment, pledge, retention of title, financing or similar statement or notice, or other encumbrance arising as a matter of law, judicial process or otherwise.
     Lloyd’s. Lloyd’s of London or members of its syndicate.
     Loan Documents. This Reimbursement and Pledge Agreement, the Letter of Credit Applications, the Letters of Credit, the Fee Letter and the Control Agreement.
     Material Adverse Effect. With respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding) which results in:

     (a) a material adverse effect on the business, properties, condition (financial or otherwise), assets, operations or income of (i) the Borrower individually, (ii) the Borrower and its Subsidiaries, taken as a whole or (iii) the Parent and its Subsidiaries, taken as a whole;
     (b) a material adverse effect on the ability of the Borrower to perform any of its Obligations under any of the Loan Documents to which it is a party; or
     (c) any impairment of the validity, binding effect or enforceability of this Reimbursement and Pledge Agreement or any of the other Loan Documents (other than a Letter of Credit), any impairment of the rights, remedies or benefits available to the Administrative Agent or any Lender under any Loan Document or any impairment of the attachment, perfection or priority of any lien of the Administrative Agent under this Reimbursement and Pledge Agreement other than (i) liens arising by operation of law, so long as the aggregate obligations secured thereby do not exceed $1,000,000 and (ii) the Custodial Lien and Set-Off Rights.
     In determining whether any individual event has a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events results in a Material Adverse Effect.
     Material Party. Each of (a) the Borrower, (b) any Insurance Subsidiary of the Borrower, and (c) any Subsidiary of the Borrower which is not an Insurance Subsidiary whose (i) total assets are 15% or more of the total assets of the Borrower and its consolidated Subsidiaries (including such Subsidiary) in each case as set forth on the most recent fiscal year end balance sheet of such Subsidiary and the Borrower and its consolidated Subsidiaries, respectively, and computed in accordance with GAAP, and (ii) total revenues are 15% or more of the total revenues of the Borrower and its consolidated Subsidiaries (including such Subsidiary), in each case as set forth on the most recent fiscal year-end income statements of such Subsidiary and the Borrower and its consolidated Subsidiaries, respectively, and computed in accordance with GAAP.
     Maximum Drawing Amount. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.
     MBS (Agency Pass-Throughs). Any instrument, issued by the Federal National Mortgage Association, the Government National Mortgage Association or the Federal Home Loan Mortgage Corporation, that entitles the holder of, or beneficial owner under, the instrument to the whole or any part of the rights or entitlements of a mortgagee and any other rights or entitlements in respect of a pool of mortgages or any money payable by mortgagors under those mortgages in relation to real estate mortgages, and the money payable to the holder of, or beneficiary owner under, the instrument is based on actual or scheduled payments on the underlying mortgages.
     MBS (Agency CMOs). Collateralized mortgage obligations or real estate mortgage investment conduit pass through securities, in any case issued by the Federal National Mortgage

Association, the Government National Mortgage Association or the Federal Home Loan Mortgage Corporation.
     MBS Investments. MBS (Agency CMOs) which constitute TACs, PACs and Sequentials and shall not include Support Tranches and MBS (Agency Pass-Throughs). The maximum weighted average life of any single MBS Investment shall not exceed 10 years.
     Municipal Securities. Publicly traded debt securities issued by any state or municipality located in the United States.
     Net Worth. With respect to any Person, the consolidated net worth of such Person calculated in accordance with GAAP.
     Notice of Exclusive Control. A written notice, in the form attached to the Control Agreement as Exhibit B, given by the Administrative Agent to the Custodian upon an Event of Default that the Administrative Agent is exercising sole and exclusive control of the Securities Account and the Pledged Collateral credited thereto.
     Obligations. All indebtedness, obligations and liabilities of the Borrower to any of the Lenders, the LC Administrator, the Fronting Bank and the Administrative Agent, individually or collectively, existing on the date of this Reimbursement and Pledge Agreement or arising thereafter, direct or indirect, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising or incurred under this Reimbursement and Pledge Agreement or any of the other Loan Documents or in respect of any Reimbursement Obligations incurred under any Letter of Credit or other instrument at any time evidencing any thereof and arising by contract, operation of law or otherwise.
     Participant. See §13.4.
     Participating Bank. From time to time with respect to Several Letters of Credit, each Lender for whose Commitment Percentage the Fronting Bank has agreed to be liable.
     Parent. Montpelier Re Holdings Ltd., a Bermuda holding company.
     Person. Any individual, corporation, limited liability company partnership, limited liability partnership, firm, trust, joint venture, joint stock company, other unincorporated association, or other legal entity, and any Governmental Authority, each whether acting in an individual, fiduciary or other capacity.
     Platform is defined in §6.4.
     Pledged Collateral. See §4.1.
     Pledged Collateral Certificate. See §6.4(e).
     Primary Policies. Any insurance policies issued by the Borrower or any other Insurance Subsidiary.

     Register. See §13.3.
     Release Amount. See §4.7.
     Reimbursement and Pledge Agreement. This Letter of Credit Reimbursement and Pledge Agreement.
     Reimbursement Obligation. The Borrower’s obligation to reimburse the Applicable Issuing Party and the Lenders on account of any drawing under any Letter of Credit as provided in §2.2.
     Related Parties. With respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
     Required Lenders. As of any date, the Lenders whose aggregate Commitments constitutes at least fifty-one percent (51%) of the Total Commitment or, if the Commitments have been terminated, the Lenders whose Individual Outstandings constitute at least fifty-one percent (51%) of the Total Outstandings, provided that the Commitment of, and the Individual Outstandings held or deemed held by, any Delinquent Lender shall be excluded for purposes of making a determination of Required Lenders.
     Responsible Officer. The president, chief executive officer, chief financial officer, chief operating officer, treasurer, controller or any vice-president of the Borrower.
     Retrocession Agreements. Any agreement, treaty, certificate or other arrangement whereby the Borrower or any other Insurance Subsidiary cedes to another insurer all or part of the Borrower’s or such Insurance Subsidiary’s liability under a policy or policies of insurance reinsured by the Borrower or such Insurance Subsidiary.
     Revaluation Date. With respect to any Letter of Credit, each of the following: (i) each date of issuance or extension or renewal of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the Fronting Bank under any Letter of Credit denominated in an Alternative Currency, (iv) the last Business Day of each month and (v) such additional dates as the Administrative Agent or the Fronting Bank shall determine or the Required Lenders shall require.
     S&P. Standard & Poor’s Ratings Group.
     Same Day Funds. (a) With respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the Fronting Bank, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

     Securities Account. The Borrower’s custodial account fund no.        maintained with the Custodian and any replacement or successor account maintained with the Custodian and subject to the terms of the Control Agreement.
     Several Letters of Credit. Letters of Credit issued severally by the Lenders substantially in the form of Exhibit E with such changes therein as the LC Administrator determines is not adverse to the interests of the Lenders.
     Spot Rate. For a currency, the rate determined by the Administrative Agent or the Fronting Bank, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the Fronting Bank may obtain such spot rate from another financial institution designated by the Administrative Agent or the Fronting Bank if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the Fronting Bank may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.
     Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.
     Total Commitment. The sum of the Commitments of the Lenders, as in effect from time to time.
     Total Outstandings. The sum of the Dollar Equivalent of the Maximum Drawing Amount plus the Dollar Equivalent of the total Unpaid Reimbursement Obligation with respect to Letters of Credit on such date after giving effect to any Credit Extensions pursuant to §2.1.1 and repayment of Reimbursement Obligations with respect to Letters of Credit on such date.
     Unpaid Reimbursement Obligation. Any Reimbursement Obligation for which the Borrower does not reimburse the Applicable Issuing Party and/or the Lenders, as applicable on the date specified in, and in accordance with, §2.2; provided however that solely for purposes of calculating the Total Outstandings and any component thereof, Reimbursement Obligations which have been paid by application of proceeds of Pledged Collateral by the Administrative Agent shall not constitute Unpaid Reimbursement Obligations.
     Voting Stock. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.
     1.2 Rules of Interpretation.

          (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms or the terms of this Reimbursement and Pledge Agreement.
          (b) The singular includes the plural and the plural includes the singular.
          (c) A reference to any law includes any amendment or modification to such law.
          (d) A reference to any Person includes its permitted successors and permitted assigns.
          (e) Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.
          (f) The words “include”, “includes” and “including” are not limiting.
          (g) All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein, with the term “instrument” being that defined under Article 9 of the Uniform Commercial Code.
          (h) Reference to a particular “§” refers to that section of this Reimbursement and Pledge Agreement unless otherwise indicated.
          (i) The words “herein”, “hereof”, “hereunder” and words of like import shall refer to this Reimbursement and Pledge Agreement as a whole and not to any particular section or subdivision of this Reimbursement and Pledge Agreement.
          (j) Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.”
          (k) This Reimbursement and Pledge Agreement may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are, however, cumulative and are to be performed in accordance with the terms thereof.
          (l) This Reimbursement and Pledge Agreement is the result of negotiation among, and has been reviewed by counsel to, among others, the Administrative Agent and the Borrower and is the product of discussions and negotiations among all parties. Accordingly, this Reimbursement and Pledge Agreement is not intended to be construed against the Administrative Agent, the Borrower, the Fronting Bank, the LC Administrator or any of the Lenders merely on account of the Administrative Agent’s, the Borrower’s, the Fronting Bank’s, the LC Administrator’s or any Lender’s involvement in the preparation of such documents.

     1.3 Exchange Rates. The Administrative Agent or the Fronting Bank, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Total Outstandings denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Borrower hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the Fronting Bank, as applicable.
     1.4 Times of Day. Unless otherwise specified, all references to times of day shall be references to Eastern time (daylight or standard), as applicable
2. COMMITMENTS, LETTERS OF CREDIT.
     2.1 Commitments of Lenders.
          2.1.1Commitment. On and subject to the terms and conditions of this Reimbursement and Pledge Agreement, (a) the Fronting Bank agrees to issue, extend and renew for the account of the Borrower one or more standby letters of credit (a “Letter of Credit”) from time to time before the Commitment Termination Date, (b) each Lender hereby agrees to issue severally, and for itself alone, Several Letters of Credit at the request of and for the account of the Borrower from time to time before the Commitment Termination Date in such Lender’s Commitment Percentage of such aggregate stated amounts of Several Letters of Credit, (c) each Lender hereby agrees to purchase Letter of Credit Participations in the obligations of the Fronting Bank under Letters of Credit that are Fronted Letters of Credit as more fully set forth in §2.2, and (d) with respect to Several Letters of Credit, the Fronting Bank hereby agrees that it shall be severally (and not jointly) liable for an amount equal to its Commitment Percentage plus each Participating Bank’s Commitment Percentage and each Participating Bank hereby agrees to purchase Letter of Credit Participations in the obligations of the Fronting Bank under any such Several Letter of Credit in an amount equal to such Participating Bank’s Commitment Percentage; provided however, that after giving effect to any Credit Extension pursuant to this §2.1.1, (x) the sum of the Total Outstandings shall not exceed the Total Commitment and (y) the Total Outstandings shall not exceed the Collateral Coverage Amount.
          2.1.2 Increase to Total Commitment. At any time, the Borrower may request that the Total Commitment be increased, provided that, without the prior written consent of the Required Lenders, (i) the Total Commitment shall at no time exceed $1,100,000,000 and (ii) each such request shall be in a minimum amount of at least $1,000,000. Such request shall be made in a written notice given to the Administrative Agent and the Lenders by the Borrower not fewer than twenty (20) Business Days prior to the proposed effective date of such increase, which notice (a “Commitment Increase Notice”) shall specify the amount of the proposed increase in the Total Commitment and the proposed effective date of such increase. In the event of such a Commitment Increase Notice, each of the Lenders, shall be given the opportunity to participate in the requested increase ratably in proportion that its Commitment bears to the Total Commitment under this Reimbursement and Pledge Agreement. No Lender shall have any obligation to increase its Commitment pursuant to a Commitment Increase Notice. On or prior to a date that is ten (10) Business Days after receipt of the Commitment Increase Notice, each Lender shall submit to the Administrative Agent a notice indicating the maximum amount, if any, by which it is willing to increase its Commitment in connection with such Commitment Increase Notice (any such notice to the Administrative Agent being herein a “Lender Increase Notice”). Any Lender which does not submit a Lender Increase Notice to the Administrative Agent prior to the expiration of such ten (10) Business Day period shall be deemed to have denied any increase in its Commitment. In the event that the increases of Commitments set forth in the Lender Increase Notices exceed the amount requested by the Borrower in the Commitment Increase Notice, the Administrative Agent shall have the right, in consultation with the Borrower, to allocate the amount of increases necessary to meet the Borrower’s Commitment Increase Notice; provided that, no Lender shall be allocated an amount less than its pro rata share of such increase based upon the proportion its Commitment bears to the Total Commitment under this Reimbursement and Pledge Agreement. In the event that the Lender Increase Notices are less than the amount requested by the Borrower, no later than five (5) Business Days prior to the proposed effective date the Borrower may notify the Administrative Agent of any Eligible Assignee that shall have agreed to become a “Lender” party hereto (an “Acceding Bank”) in connection with the Commitment Increase Notice. If the Borrower shall not have arranged any Acceding Bank(s) to commit to the shortfall from the Lender Increase Notices, then the Borrower shall be deemed to have reduced the amount of its Commitment Increase Notice to the aggregate amount set forth in the Lender Increase Notices. Based upon the Lender Increase Notices, any allocations made in connection therewith and any notice regarding any Acceding Bank, if applicable, the Administrative Agent shall notify the Borrower and the Lenders on or before the Business Day immediately prior to the proposed effective date of the amount of each Bank’s and Acceding Bank’s Commitment (the “Effective Commitment Amount”) and the increased amount of the Total Commitment and the Total Commitment which amounts shall be effective on the following Business Day subject to the conditions set forth herein. Any increase in the Total Commitment under this Reimbursement and Pledge Agreement shall be subject to the following conditions precedent: (i) as of the date of the Commitment Increase Notice and as of the proposed effective date of the increase in the Total Commitment under this Reimbursement and Pledge Agreement, all representations and warranties shall be true and correct in all material respects as though made on such date (unless such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true and correct as of such date) and no event shall have occurred and then be continuing which constitutes a Default or Event of Default under this Reimbursement and Pledge Agreement; (ii) the Borrower, the Administrative Agent and each Acceding Bank which shall have agreed to provide a “Commitment” in support of such increase in the Total Commitment under this Reimbursement and Pledge Agreement, shall have executed and delivered an “Instrument of Accession” in a form reasonably acceptable to the Administrative Agent; (iii) to the extent reasonably required by the Administrative Agent, counsel for the Borrower shall have provided to the Administrative Agent a supplemental opinion in form and substance reasonably satisfactory to the Administrative Agent; (iv) the Acceding Bank(s) shall otherwise have executed and delivered such other instruments and documents as the Administrative Agent shall have reasonably requested in connection with such increase; (v) the Borrower shall have executed and delivered all corporate authority documents that the Administrative Agent shall have reasonably requested in connection with such increase; and (vi) if applicable, the LC

Administrator shall have delivered to the respective beneficiaries of outstanding Several Letters of Credit amendments (or, in the case of any Several Letter of Credit issued individually by the Lenders, a replacement Several Letter of Credit in exchange for and the return or cancellation of the original Several Letter of Credit) which reflect any changes in the Lenders and/or the Commitment Percentages resulting from such increase. Upon satisfaction of the conditions precedent to any increase in the Total Commitment under this Reimbursement and Pledge Agreement, the Administrative Agent shall promptly advise the Borrower and each Lender of the effective date of such increase. Upon the effective date of any increase the Total Commitment under this Reimbursement and Pledge Agreement that is supported by an Acceding Bank, such Acceding Bank shall be a party to this Reimbursement and Pledge Agreement as a Lender and shall have the rights and obligations of a Lender hereunder. In addition, on the effective date, the Administrative Agent shall replace the existing Schedule 1.1 attached hereto with the revised Schedule 1.1 reflecting such new Total Commitment, and each Lender’s Commitment. Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder. It is understood that any increase in the amount of the Commitments pursuant to this §2.1.2 shall not constitute an amendment of this Reimbursement and Pledge Agreement.
          2.1.3 Voluntary Commitment Reductions. The Borrower shall have the right at any time and from time to time upon three (3) Business Days prior written notice to the Administrative Agent to reduce by a minimum amount of $10,000,000 and in multiples of $1,000,000 in excess thereof, or to terminate entirely, the Total Commitment whereupon the Commitments of the Lenders shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, terminated as the case may be provided that the Total Commitment may not be reduced to an amount below the Total Outstandings. Promptly after receiving any notice of the Borrower delivered pursuant to this §2.1.3, the Administrative Agent will notify the Lenders of the substance thereof. No reduction or termination of the Commitments may be reinstated.
     2.2 Procedures for Issuance and Amendment of Letters of Credit.
          2.2.1 Issuance Procedures. (a) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to (x) the Fronting Bank, in the case of Fronted Letters of Credit and (y) the LC Administrator, in the case of Several Letters of Credit (with a copy in each case to the Administrative Agent) by hard copy or electronically in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the Applicable Issuing Party and the Administrative Agent (i) not later than 11:00 a.m. at least two Business Days prior to the proposed issuance date or date of amendment, as the case may be, of any Fronted Letter of Credit denominated in Dollars, (ii) not later than 11:00 a.m. at least three Business Days prior to the proposed issuance date or date of amendment, as the case may be, of any Several Letter of Credit denominated in Dollars, and (iii) not later than 11:00 a.m. at least four Business Days prior to the proposed issuance date or date of amendment, as the case may be, of any Letter of Credit denominated in an Alternative Currency; or in each case such earlier date and time as the Administrative Agent and the Applicable Issuing Party may agree in a particular instance in their sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Applicable Issuing Party: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof (which shall not be Lloyd’s); (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) whether such Letter of Credit is to be issued as a Fronted Letter of Credit or a Several Letter of Credit (it being agreed that (x) all Letters of Credit denominated in Canadian Dollars will be Fronted Letters of Credit and (y) in the event a Lender advises the Administrative Agent and the LC Administrator that such Lender is unable (due to regulatory restrictions or other legal impediments) to issue a Several Letter of Credit because of its relationship to the beneficiary, such Lender shall be a Participating Bank in such Several Letter of Credit); and (H) such other matters as the Applicable Issuing Party may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Applicable Issuing Party (w) the Letter of Credit to be amended; (x) the proposed date of amendment thereof (which shall be a Business Day); (y) the nature of the proposed amendment; and (z) such other matters as the Applicable Issuing Party may require. Additionally, the Borrower shall furnish to the Applicable Issuing Party and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment as the Applicable Issuing Party or the Administrative Agent may require.
          (b) Promptly after receipt of any Letter of Credit Application, the Applicable Issuing Party will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the Applicable Issuing Party will provide the Administrative Agent with a copy thereof. Unless the Applicable Issuing Party has received written notice from any Lender, the Fronting Bank, the Administrative Agent or the Borrower, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in §10 shall not then be satisfied, then, subject to the terms and conditions hereof, the Applicable Issuing Party, shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with its usual and customary business practices.
          (c) The LC Administrator is hereby authorized to execute and deliver each Several Letter of Credit and each amendment to a Several Letter of Credit on behalf of each Lender provided that, upon request of the Borrower, such Several Letter of Credit or amendment will be executed by each Lender. The LC Administrator shall use the Commitment Percentage of each Lender as its “Commitment Share” under each Several Letter of Credit provided that the Fronting Bank shall be severally (and not jointly) liable for an amount equal to its Commitment Percentage plus the Commitment Percentage of each Participating Bank. The LC Administrator shall not amend any Several Letter of Credit to change the “Commitment Shares” of an Issuer or add or delete an Issuer liable thereunder unless such amendment is done in connection with an assignment, a change in the Lenders and/or the Commitment Percentages as a result of any increase in the Total Commitment pursuant to § 2.1.2 or any other addition or replacement of a Lender in accordance with the terms of this Reimbursement and Pledge Agreement. The status of a Lender as a Participating Bank at any time shall be determined solely by the Fronting Bank and such Lender. In the event a Lender becomes a Participating Bank or ceases to be a Participating Bank, the LC Administrator is authorized to amend each Several Letter of Credit to reflect such change in status and fees owed by the Borrower with respect to any Participating Bank to the Fronting Bank pursuant to the Fee Letter shall accrue only during such period as such Lender is a Participating Bank with respect to any such Several Letter of Credit. Each Lender hereby irrevocably constitutes and appoints the LC Administrator its true and lawful attorney-in-fact for and on behalf of such Lender with full power of substitution and revocation in its own name or in the name of the LC Administrator to issue, execute and deliver, as the case may be, each Several Letter of Credit and each amendment to a Several Letter of Credit and to carry out the purposes of this Reimbursement and Pledge Agreement with respect to Several Letters of Credit.
          (d) If the Borrower so requests in any applicable Letter of Credit Application, the Applicable Issuing Party may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Applicable Issuing Party, to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Applicable Issuing Party, the Borrower shall not be required to make a specific request to the Applicable Issuing Party for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Applicable Issuing Party to permit the extension of such Letter of Credit at any time to an expiry date not later than one year after the Commitment Termination Date; provided, however, that the Applicable Issuing Party shall not permit any such extension if (A) the Applicable Issuing Party has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of §2.2.2 or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date from the Administrative Agent, the Fronting Bank, any Lender or the Borrower that one or more of the applicable conditions specified in §10 is not then satisfied, and in each such case directing the Applicable Issuing Party not to permit such extension.
          (e) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Applicable Issuing Party will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment
          2.2.2 Terms of Letters of Credit. (a) Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (i) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (ii) be issued in Dollars or Canadian Dollars and have an expiry date no later than the date which is one (1) year from the date of issuance of such Letter of Credit. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Applicable Issuing Party in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit (the “Uniform Customs”) or the International Standby

Practices (ISP98), International Chamber of Commerce Publication No. 590, or any successor code of standby letter of credit practices among banks adopted by the Applicable Issuing Party in the ordinary course of its business as standby letter of credit issuers and in effect at the time of issuance of such Letter of Credit, in each case to the extent not inconsistent with New York law. Letters of Credit may be issued at any time prior to the Commitment Termination Date. In the event of any conflict between the terms of any Letter of Credit Application and this Reimbursement and Pledge Agreement, the terms of this Reimbursement and Pledge Agreement shall govern. Letters of Credit denominated in Alternative Currencies, shall be issued in a minimum Alternative Currency Equivalent of $100,000 and all Letters of Credit denominated in Dollars shall be issued in a minimum face amount of $1,000.
          (b) An Issuer shall not be under any obligation to issue any Letter of Credit and no Lender shall have any obligation to participate in any Letter of Credit if:
          (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain an Issuer from issuing such Letter of Credit, or any law applicable to such Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuer shall prohibit, or request that such Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuer is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuer any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such Issuer in good faith deems material to it;
          (ii) the issuance of such Letter of Credit would violate any laws or one or more policies of such Issuer;
          (iii) a default of any Lender’s obligations to fund under §2.2.6 exists or any Lender is at such time a Delinquent Lender hereunder, unless the Fronting Bank has entered into satisfactory arrangements with the Borrower or such Lender to eliminate the Fronting Bank’s risk with respect to such Lender.
          (c) An Issuer shall be under no obligation to amend any Letter of Credit if (i) such Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (ii) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
          2.2.3 Reimbursement Obligations of Lenders. (a) Each Lender severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Lender’s Commitment Percentage to reimburse the Fronting Bank on demand for the amount of each draft paid by the Fronting Bank under each Fronted Letter of Credit, required to be funded by it, to the extent that such amount is not reimbursed by the Borrower pursuant to §2.2.5 (such agreement for a Lender being called herein the “Letter of Credit Participation” of such Lender).

     (b) Each Lender severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Lender’s Commitment Percentage to fund each Several Letter of Credit (or, in the case of a Participating Lender, its Letter of Credit Participation owed to the Fronting Bank) on demand for the amount of each draft received by the LC Administrator, to the extent that such amount is not reimbursed by the Borrower pursuant to §2.2.5.
          2.2.4 Participations of Lenders. Each such payment made by a Lender shall be treated as the purchase by such Lender of a participating interest in the Borrower’s Reimbursement Obligation under §2.2.5 in an amount equal to such payment. Each Lender shall share in accordance with its participating interest in any interest which accrues pursuant to §2.2.6.
          2.2.5 Reimbursement Obligation of the Borrower. In order to induce each of the Fronting Bank and the LC Administrator (on behalf of the Lenders) to issue, extend and renew each Letter of Credit and the Lenders to participate therein, the Borrower hereby agrees:
          (a) to reimburse or pay to the Applicable Issuing Party for the account of the Applicable Issuing Party or (as the case may be) the applicable Lenders, with respect to each Letter of Credit issued, extended or renewed by the Applicable Issuing Party hereunder, on each date that any draft presented under such Letter of Credit is honored by the Applicable Issuing Party, the Dollar Equivalent as of the date and for the amount paid by such Person under or with respect to such Letter of Credit, provided, that, the failure of the Borrower to immediately reimburse such Person for amounts due pursuant to this §2.2.5(a) shall be an Event of Default and upon the occurrence of such Event of Default, the Administrative Agent may issue a Notice of Exclusive Control and apply all or any portion of the Pledged Collateral towards the payment obligations described herein, and
          (b) that the Administrative Agent may, upon the acceleration of the Obligations in accordance with §11, exercise all rights and remedies in respect of the Pledged Collateral and any proceeds thereof, to collect an amount equal to the Dollar Equivalent of the then outstanding Obligations.
Each payment contemplated by §2.2.5(a) shall be made to the Applicable Issuing Party at such Applicable Issuing Party’s Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrower under this §2.2.5 at any time from the date such amounts become due and payable (whether as stated in this §2.2.5, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Administrative Agent on demand at the rate specified in 2.2.6. Any Pledged Collateral or proceeds thereof collected by the Administrative Agent may be, at the Administrative Agent’s sole discretion, converted into the applicable Alternative Currency, with any such conversion costs being considered a collection expense and added to the Obligations. All payments of Fees, interest and Reimbursement Obligations to the Lenders shall be made in Dollars even if the underlying Letter of Credit is denominated in an Alternative Currency.
          2.2.6 Letter of Credit Payments. (a) If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Applicable Issuing Party, shall notify the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrower fails to reimburse such Person as provided in §2.2.5 or if the Administrative Agent is unable to effect such reimbursement through the application of the Pledged Collateral, on the date that such draft is paid or other payment is made by the Applicable Issuing Party, the Applicable Issuing Party may at any time thereafter notify the Lenders of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. on the Business Day next following the receipt of such notice, each Lender shall make available to the Applicable Issuing Party, in Dollars, at the Administrative Agent’s Office, in immediately available funds, such Lender’s Commitment Percentage of such Unpaid Reimbursement Obligation. The responsibility of each Applicable Issuing Party to the Borrower and the Lenders shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.
          (b) Each Lender’s obligation to (x) reimburse the Fronting Bank, in the case of Fronted Letters of Credit or (y) provide the LC Administrator with funds in an amount equal to its several obligation, in the case of Several Letters of Credit, for amounts drawn under Letters of Credit as contemplated by this §2.2.6, shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Fronting Bank, the LC Administrator, the Borrower, the Parent or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, or (iii) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such payment by a Lender shall relieve or otherwise impair the obligation of the Borrower to reimburse the Applicable Issuing Party for the amount of any payment made by such Person under any Letter of Credit, together with interest as provided herein.
          (c) If any Lender fails to make available to the Administrative Agent for the account of the Applicable Issuing Party any amount required to be paid by such Lender pursuant to the foregoing provisions of this §2.2.6 by the time specified, the Applicable Issuing Party shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Person at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect. A certificate of the Applicable Issuing Party submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (c) shall be conclusive absent manifest error.
          (d) Repayment of Participations.
          (i) At any time after the Fronting Bank or the LC Administrator has made a payment under any Letter of Credit and has received from any Lender such Lender’s payment in accordance with §2.2.6(a), if the Administrative Agent receives for the account of the Applicable Issuing Party any payment in respect of the related Unpaid Reimbursement Obligation or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Pledged Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its applicable percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time such Lender’s payment was outstanding) in Dollars and in the same funds as those received by the Administrative Agent.
          (ii) If any payment received by the Administrative Agent for the account of the Fronting Bank or the LC Administrator is required to be returned under any of the circumstances described in §3.1.3 or otherwise (including pursuant to any settlement entered into by the Applicable Issuing Party in its discretion), each Lender shall pay to the Administrative Agent for the account of the Applicable Issuing Party its applicable percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect.
     2.2.7 Obligations Absolute. (a) The Borrower’s obligations under this §2.2 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Fronting Bank, the LC Administrator, the Administrative Agent, any Lender or any beneficiary of a Letter of Credit. The Borrower further agrees with the Fronting Bank, the LC Administrator and the Lenders that the Fronting Bank, the LC Administrator and the other Lenders shall not be responsible for, and the Borrower’s Reimbursement Obligations under §2.2.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee. The Fronting Bank, the LC Administrator and the Lenders shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrower agrees that any action taken or omitted by the Fronting Bank, the LC Administrator or any Lender under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith and in the absence of gross negligence and willful misconduct, shall be binding upon the Borrower and shall not result in any liability on the part of the Fronting Bank, the LC Administrator or any Lender to the Borrower.
     2.3 Reliance by Fronting Bank and LC Administrator. To the extent not inconsistent with §2.2.6, each of the Fronting Bank and the LC Administrator shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by such Person. Each of the Fronting Bank and the LC Administrator shall be fully justified in failing or refusing to take any action under this Reimbursement and Pledge Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each of the Fronting Bank and the LC Administrator shall in all cases be fully protected in acting, or in refraining from acting, under this Reimbursement and Pledge Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of a Letter of Credit Participation.
     2.4 Fees; Interest.
          2.4.1 Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the accounts of the Lenders in accordance with their respective Commitment Percentages a commitment fee (the “Commitment Fee”) equal to 0.075% per annum times the actual daily amount by which the Total Commitment exceeds the Total Outstandings. The Commitment Fee shall accrue at all times from the Effective Date through the Commitment Termination Date, including at any time during which one or more of the conditions in §10 is not met, and shall be due and payable quarterly in arrears on the last business day of each March, June, September and December, commencing with the first such date to occur after the Effective Date, with a final payment Commitment Termination Date.
          2.4.2 Letter of Credit Fee. The Borrower agrees to pay to the Administrative Agent for the accounts of the Lenders in accordance with their respective Commitment Percentages a Letter of Credit Fee (the “Letter of Credit Fee”) calculated based on the face amount of each outstanding Letter of Credit at a rate equal to twenty-seven and one-half one hundredths of one percent (.275%) per annum, times the Dollar Equivalent of the actual daily maximum amount available to be drawn under such Letter of Credit. Letter of Credit Fee shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the last business day of each March, June, September and December, commencing with the first such date to occur after the Effective Date, on the Commitment Termination Date and thereafter on demand. The Borrower shall also pay to each LC Administrator, for its own account, the LC Administrator’s customary or scheduled costs of issuance and usual and customary costs of, amendment, negotiation or document examination with respect to the Letters of Credit and such other amount as may be set forth in the Fee Letter.
          2.4.3 Fees Payable Pursuant to the Fee Letter. The Borrower agree to pay to the Administrative Agent, the Fronting Bank and the Arranger the fees set forth in the Fee Letter.
          2.4.4 Interest. (a) (i) If any Reimbursement Obligation is not paid when due, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable laws.
          (ii) If any amount (other than a Reimbursement Obligation) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable laws.
          (iii) Upon the request of the Required Lenders, while any Event of Default exists, (A) the Borrower shall pay interest on the principal amount of all Unpaid

Reimbursement Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable laws and (B) the Letter of Credit Fees shall accrue at the Default Rate.
          (iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
          (b) Interest on Reimbursement Obligations shall be payable upon the date of repayment and upon demand.
          2.4.5 Computation of Interest and Fees. All computations of interest when the Base Rate is determined by the Administrative Agent’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of Fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Unpaid Reimbursement Obligation for the day on which the Unpaid Reimbursement Obligation arises, and shall not accrue on an Unpaid Reimbursement Obligation, or any portion thereof, for the day on which the Unpaid Reimbursement Obligation or such portion is paid, provided that any Unpaid Reimbursement Obligation that is repaid on the same day on which it arises shall bear interest for one day.
3. CERTAIN GENERAL PROVISIONS.
     3.1 Payments.
          3.1.1 Payments Generally. (a) All payments to be made by the Borrower under any Loan Document shall be made without condition or deduction for any counterclaim, defense, recoupment or set-off. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein.
          (b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
          (c) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:
          (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the

Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the applicable Federal Funds Rate from time to time in effect; and
          (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Credit Extension. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.
     A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.
          (d) The obligations of the Lenders hereunder to fund Several Letters of Credit and Letter of Credit Participations are several and not joint. The failure of any Lender to fund any such Several Letter of Credit or Letter of Credit Participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so fund a Several Letter of Credit or purchase its Letter of Credit Participation.
          (e) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Several Letter of Credit or Letter of Credit Participation in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds in any particular place or manner.
          3.1.2 Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Several Letters of Credit or the Letter of Credit Participation held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in Letters of Credit Issued by them, and/or such subparticipations in the Letter of Credit Participations held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Several Letters of Credit or such Letter of Credit Participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in §3.1.3 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to §14.2) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Reimbursement and Pledge Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.
          3.1.3 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower (including payments from the Pledged Collateral) is made to the Administrative Agent, the Fronting Bank, the LC Administrator or any Lender, or the Administrative Agent, the Fronting Bank, the LC Administrator or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the Fronting Bank, the LC Administrator or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any insolvency, bankruptcy or receivership proceeding or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent, the Fronting Bank or the LC Administrator, as the case may be, upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, the Fronting Bank or the LC Administrator, as the case may be, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect, in the applicable currency of such recovery or payment.
     3.2 Taxes, etc. All payments by the Borrower hereunder and under any of the other Loan Documents shall be made free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Administrative Agent, for the account of the Lenders or the Administrative Agent, as the case may be, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lenders or the Administrative Agent to receive the same net amount which the Lenders or the Administrative Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Administrative Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.
     3.3 Additional Costs, etc. If any introduction of, or change in or in the interpretation of any applicable law (which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender, the Fronting Bank, the LC Administrator or the Administrative Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law)), shall:
          (a) subject any Lender, the Fronting Bank, the LC Administrator or the Administrative Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Reimbursement and Pledge Agreement, the other Loan Documents, or such Lender’s Commitment (other than taxes based upon or measured by the income or profits of such Lender, the Fronting Bank, the LC Administrator or the Administrative Agent and taxes covered by § 3.2), or
          (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Lender, the Fronting Bank, the LC Administrator or the Administrative Agent of the fees or interest in respect of the Letters of Credit or any other amounts payable to any Lender, the Fronting Bank, the LC Administrator or the Administrative Agent under this Reimbursement and Pledge Agreement or any of the other Loan Documents, or
          (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Reimbursement and Pledge Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Lender, the Fronting Bank, the LC Administrator or the Administrative Agent, or
          (d) impose on any Lender, the Fronting Bank, the LC Administrator or the Administrative Agent any other conditions or requirements with respect to this Reimbursement and Pledge Agreement, the other Loan Documents, any Letters of Credit, such Lender’s Commitment, or any loans, letters of credit or commitments of which such Lender’s Commitment forms a part, and the result of any of the foregoing is
          (i) to increase the cost to any Lender of making, funding, issuing, renewing, extending or maintaining such Lender’s Commitment or any Letter of Credit, or
          (ii) to reduce the amount of interest, Reimbursement Obligation or other amount payable to such Lender, the Fronting Bank, the LC Administrator or the

Administrative Agent hereunder on account of such Lender’s Commitment or any Letter of Credit, or
          (iii) to require such Lender, the Fronting Bank, the LC Administrator or the Administrative Agent to make any payment or to forego any interest or principal or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender, the Fronting Bank, the LC Administrator or the Administrative Agent from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by such Lender, the Fronting Bank, the LC Administrator or the Administrative Agent (as the case may be) at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender, the LC Administrator or the Administrative Agent such additional amounts as will be sufficient to compensate such Lender, the Fronting Bank, the LC Administrator or the Administrative Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum, provided, that the Borrower shall not be obligated to pay any additional amounts which were incurred by any of the Lenders, the Fronting Bank, the LC Administrator or the Administrative Agent more than forty-five (45) days prior to the date on which such Lender, the Fronting Bank, the LC Administrator or the Administrative Agent, as the case may be, had knowledge of such additional amounts. The Lender, the Fronting Bank, the LC Administrator or the Administrative Agent shall present a certificate setting forth a reasonable calculation of the amount of such increased costs as per §3.5 hereof.
     3.4 Capital Adequacy. If after the date hereof any Lender, the Fronting Bank, the LC Administrator or the Administrative Agent determines that (a) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for bank holding companies or any change in the interpretation or application thereof by a Governmental Authority with appropriate jurisdiction, or (b) compliance by such Lender, the Fronting Bank, the LC Administrator or the Administrative Agent or any corporation controlling such Lender, the Fronting Bank, the LC Administrator or the Administrative Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Lender’s, the Fronting Bank’s, the LC Administrator’s or the Administrative Agent’s commitment with respect to any Reimbursement Obligations to a level below that which such Lender, the Fronting Bank, the or the Administrative Agent could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s, the Fronting Bank’s, the LC Administrator’s or the Administrative Agent’s then existing policies with respect to capital adequacy and assuming full utilization of such entity’s capital) by any amount deemed by such Lender, the Fronting Bank, the LC Administrator or the Administrative Agent (as the case may be) to be material, then such Lender, LC Administrator or the Administrative Agent may notify the Borrower of such fact. The Borrower agrees to pay such Lender, the Fronting Bank, the LC Administrator or the Administrative Agent (as the case may be) for the amount of such reduction in the return on capital as and when such reduction is determined upon presentation by such Lender, the Fronting Bank, the LC Administrator or the Administrative Agent (as the case may be) of a certificate in accordance with §3.5 hereof; provided, that the Borrower shall not be obligated to pay any additional amounts which were incurred by any of the Lenders, the Fronting Bank, the LC Administrator or the Administrative Agent more than forty-five (45) days prior to the date on which such Lender, the Fronting Bank, the LC Administrator or the Administrative Agent, as the case may be, had knowledge of such additional amounts. Each Lender shall allocate such cost increases among its customers in good faith and on an equitable basis.
     3.5 Certificate. A certificate setting forth any additional amounts payable pursuant to §§3.3 and 3.4 and a brief explanation of such amounts which are due, submitted by any Lender, the Fronting Bank, the LC Administrator or the Administrative Agent to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing.
     3.6 Change of Location of Lending Office; Replacement of Lender. If the Borrower shall, as a result of the requirements of §§3.3 or 3.4, be required to pay any Lender the additional costs referred to in such Sections and the Borrower, in its reasonable discretion, shall deem such additional amounts to be material, the Borrower shall have the right to (a) request in writing to such Lender which has certified additional costs to the Borrower, with copy to the Administrative Agent, that such Lender change the location of its lending office in order to mitigate such additional costs and (b) if (i) such Lender does not change the location of its lending office within sixty (60) days of receipt of such request, or (ii) the Borrower determines, in its reasonable discretion, after such change in the location of such lending office that any remaining additional costs are still material, substitute another Lender who is an Eligible Assignee for such Lender which has certified the additional costs to the Borrower. Any such substitution shall take place in accordance with §13.2 and shall otherwise be on terms and conditions reasonably satisfactory to the Administrative Agent, and until such time as such substitution shall be consummated, the Borrower shall continue to pay such additional costs. Upon any such substitution, the Borrower shall pay or cause to be paid to the Lender that is being replaced all amounts properly demanded and unreimbursed and such Lender will be released from liability hereunder.
4. COLLATERAL SECURITY.
     4.1 Security of the Borrower. The Obligations shall be secured by a perfected first priority security interest (subject only to (i) liens arising by operation of law, so long as the aggregate obligations secured thereby do not exceed $1,000,000 and (ii) the Custodial Lien and Set-Off Rights) in the following: (a) the Securities Account and all property held therein or any replacement or successor account and/or any and all substitutions, additions and accessions thereto, which shall include, but not be limited to, cash, investment property, securities, security entitlements, securities accounts and any and all financial assets credited to and held in the Securities Account or any replacement or successor account, as such property may be released or substituted pursuant to the terms hereof; (b) the Deposit Account and all of the property from time to time held therein, and (c) to the extent not already included in clauses (a) or (b) above, dividends, distributions, income, interest and all proceeds of the foregoing, including, without limitation, the roll-over or reinvested proceeds of the foregoing, whether now existing or hereafter arising (collectively, the “Pledged Collateral”). Any delivery or transfer of any of the Pledged Collateral to the Custodian and credited to the Securities Account or the Deposit Account shall be deemed a delivery or transfer to the Administrative Agent.

     4.2 Deposit Account. The Borrower or any other person on behalf of the Borrower, including the Custodian, may from time to time deposit cash sums denominated in Dollars into the Deposit Account. Interest earned on the amounts held or credited to the Deposit Account shall remain in the Deposit Account. The Borrower may from time to time request, and the Administrative Agent agrees to, effect transfers of cash from the Deposit Account to the Securities Account for the sole purpose of allowing the Borrower to purchase Eligible Collateral to be held in or credited to the Securities Account; provided that (a) any such transfer request shall involve a minimum amount of $500,000 or integral multiples of $100,000 in excess thereof, (b) after giving effect to such transfer request, the Borrower remains in compliance with the covenant contained in §6.8 and (c) no Event of Default has occurred and is continuing hereunder.
     4.3 Security Interest. For and in consideration of the sum of ten Dollars ($10.00) and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and for and in consideration of the Issuers’ agreement to issue the Letters of Credit and the Lenders’ agreement to purchase Letter of Credit Participations therein, the Borrower hereby pledges, hypothecates, and impresses the Pledged Collateral with a lien in favor of the Administrative Agent, on behalf of the Fronting Bank, the LC Administrator and the Lenders, and grants to the Administrative Agent a security interest in the Pledged Collateral, in each case to secure the punctual payment and performance of all the Obligations. The Borrower covenants and agrees that (i) with respect to the Pledged Collateral consisting of the Securities Account, the property held therein and any and all proceeds thereof, the Administrative Agent has control and, from and after the issuance of a Notice of Exclusive Control, which notice shall not be given unless an Event of Default has occurred and is continuing hereunder, the Administrative Agent shall have sole and exclusive control over such Pledged Collateral and that it shall take all such steps as may be necessary to cause the Administrative Agent to have sole and exclusive control over such Pledged Collateral; (ii) with respect to the Pledged Collateral consisting of the Deposit Account, the property held therein and any and all proceeds thereof, except as expressly permitted in §4.2 above, the Administrative Agent has sole and exclusive control over such Pledged Collateral and the Borrower shall take all such steps as may be necessary to cause the Administrative Agent to have sole and exclusive control over such Pledged Collateral and the Borrower shall have no rights to withdraw or direct the transfer of any or all credit balances at any time in the Deposit Account for so long as any Obligations remain outstanding under or in respect of the Loan Documents; (iii) it shall not sell, transfer, assign, or otherwise dispose of any of the Pledged Collateral without the prior written consent of the Administrative Agent except in connection with substitutions, roll-overs or reinvestments of Pledged Collateral permitted pursuant to §4.7(b) and provided that, after giving effect to such substitutions, the Borrower is in compliance with the covenant contained in §6.8; (iv) it shall do or cause to be done all things necessary to preserve and keep in full force and effect the perfected first priority security interest in the Pledged Collateral granted to the Administrative Agent hereunder (subject to laws affecting creditor’s rights, generally); (v) it shall not create or permit the existence of liens or security interests in the Pledged Collateral in favor of third parties other than (i) liens arising by operation of law, so long as the aggregate obligations secured thereby do not exceed $1,000,000 and (ii) the Custodial Lien and Set-Off Rights; (vi) it shall not take any action or omit to take any action that would result in the termination of the Control Agreement without the prior consent of the Administrative Agent and it shall otherwise comply in all respects with the provisions of the Control Agreement; and (vii) with respect to the Deposit Account and the Securities Account, it shall not give instructions or entitlement orders to the

Custodian that would require the Custodian to advance any margin or other credit to or for the benefit of the Borrower.
     4.4 Additional Obligations. The Borrower agrees that: (1) any distribution in kind received by the Borrower from any party for or on account of the Pledged Collateral, including distributions of stock as a dividend or split of any of the Pledged Collateral, shall be promptly delivered to the Administrative Agent, for the account of the Lenders, in the form received with any required endorsement; (2) additional collateral in form and kind satisfactory to the Administrative Agent will be deposited by the Borrower with the Administrative Agent, for the account of the Lenders, in accordance with §6.8; and (3) any note or other instrument executed and delivered to the Borrower by any party to evidence any obligation of such party with respect to the Pledged Collateral shall be promptly delivered with any required endorsement to the Administrative Agent. All such items shall be held by the Administrative Agent in accordance with the terms of this Reimbursement and Pledge Agreement.
     4.5 Certain Rights and Duties of Administrative Agent and Lenders. The Borrower acknowledges that the Administrative Agent and the Lenders have no duty of any type with respect to the Pledged Collateral except for the use of due care in safekeeping any of the Pledged Collateral actually in the physical custody of the Administrative Agent or the Lenders; prior to the occurrence of any Event of Default the Administrative Agent’s and the Lenders’ rights with respect to the Pledged Collateral shall be limited to the Administrative Agent’s and the Lenders’ rights as secured party and pledgee and the right to perfect their security interest, preserve, enforce and protect the lien granted hereunder and their interest in the Pledged Collateral. Prior to the occurrence and continuance of any Event of Default, the Borrower shall be entitled to vote any Pledged Collateral constituting securities or capital stock and to give consents, waivers and ratifications in respect thereof; provided, however, that no vote shall be cast or consent, waiver or ratification given by the Borrower if the effect thereof would impair any of the Pledged Collateral or be inconsistent with or result in any violation of any of the provisions of this Reimbursement and Pledge Agreement. All such rights of the Borrower to vote and give consents, waivers and ratifications with respect to the Pledged Collateral shall cease upon the occurrence and continuance of an Event of Default.
     4.6 Power of Attorney, Etc. The Borrower hereby irrevocably constitutes and appoints the Administrative Agent the true and lawful attorney-in-fact for and on behalf of the Borrower with full power of substitution and revocation in its own name or in the name of the Borrower to make, execute, deliver and record, as the case may be, any and all financing statements, continuation statements, notices of exclusive control, assignments, proofs of claim, powers of attorney, leases, discharges or other instruments or agreements which the Administrative Agent in its sole discretion may deem necessary or advisable to perfect, preserve, or protect (and, after the occurrence and during the continuance of an Event of Default, to enforce) the lien granted hereunder and the Administrative Agent’s, the Fronting Bank’s, the LC Administrator’s and the Lenders’ interest in the Pledged Collateral and to carry out the purposes of this Reimbursement and Pledge Agreement, including but without limiting the generality of the foregoing, any and all proofs of claim in bankruptcy or other insolvency proceedings of the Borrower, with the right, upon the occurrence and during the continuance of an Event of Default, to collect and apply to the Obligations all distributions and dividends made on account of the Pledged Collateral. The rights and powers conferred on the Administrative Agent by the

Borrower are expressly declared to be coupled with an interest and shall be irrevocable until all the Obligations are paid and performed in full. A carbon, photographic, or other reproduction of a security agreement (including this Reimbursement and Pledge Agreement) or a financing statement is sufficient as a financing statement to the extent permitted by applicable law.
     4.7 Release of Collateral. The Administrative Agent shall grant a release of its lien on the Pledged Collateral:
          (a) In the event that the Collateral Coverage Amount exceeds the Total Outstandings (such excess being referred to herein as the “Release Amount”) then, so long as no Event of Default has occurred and is continuing, the Administrative Agent shall, at the request and expense of the Borrower, release such portions of the Pledged Collateral designated by the Borrower with a fair market value equal to the Release Amount (or such smaller amount as may be requested by the Borrower); provided, that in no event shall the Administrative Agent be required to release any Pledged Collateral after the occurrence and during the continuance of an Event of Default or in an aggregate amount that is less than five hundred thousand dollars ($500,000). In connection with any such partial release of the Pledged Collateral, the Administrative Agent shall give such consents as may be necessary to permit the Custodian to allow the Borrower to withdraw the Release Amount from the Securities Account and/or the Deposit Account, as the case may be. The Borrower agrees to reimburse the Administrative Agent on demand for any and all out-of-pocket costs and expenses incurred by the Administrative Agent in connection with any such partial release of the Pledged Collateral, including, without limitation, reasonable attorney’s fees.
          (b) So long as the Collateral Coverage Amount exceeds the Total Outstandings, and so long as no Event of Default has occurred and is continuing, the Borrower may make substitutions of equal or greater value for the Pledged Collateral; provided that such Pledged Collateral shall at all times consist of Eligible Collateral and in connection therewith the Administrative Agent shall, at the expense of the Borrower, release the Pledged Collateral for which the Borrower is making a substitution. In the event that any amounts are paid or due to be paid in respect of the Pledged Collateral (whether at scheduled maturity or otherwise), the Borrower may give instructions to roll-over or reinvest such amounts in Eligible Collateral, all of which shall remain Pledged Collateral hereunder.
          (c) In the event that (i) any and all Letters of Credit are fully drawn or expire or are returned to the Administrative Agent for cancellation, (ii) all Reimbursement Obligations with respect to any drawings of Letters of Credit have been fully satisfied pursuant to the provisions of this Reimbursement and Pledge Agreement and the other Loan Documents, (iii) no other Obligations, whether contingent or otherwise, are then outstanding and (iv) the Total Commitments have been terminated, the Administrative Agent agrees that it shall, after request by the Borrower and at the Borrower’s sole cost and expense, release the Pledged Collateral from the security interest and lien created by this Reimbursement and Pledge Agreement and shall execute, or cause to be executed, such instruments of release and discharge as may be reasonably requested by the Borrower.

5. REPRESENTATIONS AND WARRANTIES.
     The Borrower represents and warrants to the Lenders, the Fronting Bank, the LC Administrator and the Administrative Agent as follows:
     5.1 Corporate Authority.
          5.1.1 Incorporation; Good Standing. The Borrower (a) is a company duly organized, validly existing and in good standing under the laws of Bermuda, (b) has all requisite corporate (or the equivalent company) power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing as a foreign corporation (or similar business entity) and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a Material Adverse Effect.
          5.1.2 Authorization. The execution, delivery and performance of this Reimbursement and Pledge Agreement and the other Loan Documents to which the Borrower is, or is to become, a party and the transactions contemplated hereby and thereby (a) are within the corporate (or the equivalent company) authority of the Borrower, (b) have been duly authorized by all necessary corporate (or the equivalent company) proceedings, (c) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower and (d) do not conflict with any provision of the Governing Documents of, or any agreement or other instrument binding upon, the Borrower.
          5.1.3 Enforceability. The execution and delivery of this Reimbursement and Pledge Agreement and the other Loan Documents to which the Borrower is or is to become a party will result in valid and legally binding obligations of the Borrower enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights or by the application of equitable principles relating to enforceability (regardless of whether considered in a proceeding in equity or at law) including, without limitation, (i) the possible unavailability of specific performance injunctive relief or any equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealings; provided that the Borrower assumes for the purposes of this §5.1.3 that this Reimbursement and Pledge Agreement and the other Loan Documents have been validly executed and delivered by each of the parties thereto other than the Borrower.
     5.2 Governmental Approvals. The execution, delivery and performance by the Borrower of this Reimbursement and Pledge Agreement and the other Loan Documents to which the Borrower is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.
     5.3 Financial Statements.
          5.3.1 Fiscal Year. The Parent and each of its Subsidiaries has a fiscal (or financial) year which is the twelve months ending on December 31 of each calendar year.

          5.3.2 Financial Statements. There are no Contingent Liabilities of the Parent or the Borrower as of such date involving material amounts, known to the officers of the Borrower, which were not disclosed in such balance sheet and the notes related thereto. There has been furnished to each of the Lenders a consolidated balance sheet of the Parent and its Subsidiaries as at the Balance Sheet Date, and a consolidated statement of income of the Parent and its Subsidiaries for the fiscal year then ended, certified by a Responsible Officer. Such balance sheet and statement of income have been prepared in accordance with GAAP and fairly present the financial condition of the Parent as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no Contingent Liabilities of the Parent or any of its Subsidiaries as of such date involving material amounts, known to the officers of the Borrower, which were not disclosed in such balance sheet and the notes related thereto. In the event that GAAP requires that the financial statements be presented on a combined basis, the Borrower shall have furnished a combined balance sheet and a combined statement of income for the Parent and its Subsidiaries.
     5.4 No Material Adverse Changes, etc. Except as disclosed in the 8-K filings and the 10-Q filing related to 2005 hurricane loss estimates made by the Borrower with the Securities and Exchange Commission prior to the date hereof, since the Balance Sheet Date there has been no event or occurrence which has had a Material Adverse Effect.
     5.5 Franchises, Patents, Copyrights, etc. The Borrower possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.
     5.6 Litigation. Except as set forth in Schedule 5.6 hereto, there are no actions, suits, proceedings or investigations of any kind pending or threatened against the Borrower or any of its Subsidiaries before any Governmental Authority, (a) that, if adversely determined, might, either in any case or in the aggregate, (i) have a Material Adverse Effect or (ii) materially impair the right of the Borrower and its Subsidiaries to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Parent and its Subsidiaries or, in the event that GAAP requires the financial statements to be presented on a combined basis, the combined balance sheet or (b) which question the validity of this Reimbursement and Pledge Agreement.
     5.7 No Materially Adverse Contracts, etc. Neither the Borrower nor any of its Subsidiaries is subject to any Governing Document or other legal restriction, or any judgment, decree, order, law, statute, rule or regulation that has or, to the knowledge of the Responsible Officers, is expected in the future to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Responsible Officers, to have any Material Adverse Effect.
     5.8 Compliance with Other Instruments, Laws, etc. Neither the Borrower nor any of its Subsidiaries is in violation of any provision of its Governing Documents, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or have a Material Adverse Effect.
     5.9 Tax Status. The Borrower and its Subsidiaries (a) have made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, except those which the failure to file would not have a Material Adverse Effect, (b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings or those which the failure to pay would not have a Material Adverse Effect and (c) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and none of the Responsible Officers of the Borrower know of any basis for any such claim.
     5.10 No Event of Default. No Default or Event of Default has occurred and is continuing.
     5.11 Investment Company Acts. Neither the Borrower nor any of its Subsidiaries is an “investment company”, or an “affiliated company” or a “principal underwriter” of an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended. The Borrower is not engaged in the “investment business” as defined in The Investment Business Act 2003 of Bermuda.
     5.12 Absence of Financing Statements, etc. There is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on any of the Pledged Collateral other than those in favor of the Administrative Agent.
     5.13 Perfection of Security Interest. All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect the Administrative Agent’s security interest in the Pledged Collateral. The Administrative Agent and the Lenders acknowledge and agree that the Pledged Collateral is subject to liens and set-off rights in favor of the Custodian pursuant to Article V, Section 10 of the Control Agreement (the “Custodial Lien and Set-off Rights”). The Pledged Collateral and the Administrative Agent’s rights with respect to the Pledged Collateral are not subject to any set-off, claims, withholdings or other defenses other than the Custodial Lien and Set-off Rights. The Borrower is the owner of the Pledged Collateral free from any lien, encumbrance or security interest, other than (i) liens arising by operation of law, so long as the aggregate obligations secured thereby do not exceed $1,000,000, (ii) the Custodial Lien and Set-Off Rights and (iii) those granted hereby.
     5.14 Use of Proceeds.
          5.14.1 General. The Borrower will obtain Letters of Credit to be issued in the ordinary course of the Borrower’s business.

          5.14.2 Regulations U and X. No portion of any Letter of Credit is to be obtained shall be used, for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.
          5.14.3 Ineligible Securities. No portion of any Letter of Credit is to be obtained shall be used, for the purpose of knowingly purchasing, or providing credit support for the purchase of, during the underwriting or placement period or within thirty (30) days thereafter, any Ineligible Securities underwritten or privately placed by a Financial Affiliate.
     5.15 Subsidiaries, etc. Montpelier Marketing Services (UK) Limited and Montpelier Holdings (Barbados) SRL are the only Subsidiaries of the Borrower. The Borrower is the only direct Subsidiary of the Parent. Except as set forth on Schedule 5.15 hereto, neither the Borrower nor any Subsidiary of the Borrower is engaged in any joint venture or partnership with any other Person. The jurisdiction of the registered office of each Subsidiary of the Borrower is listed on Schedule 5.15 hereto.
     5.16 Disclosure. None of this Reimbursement and Pledge Agreement or any of the other Loan Documents to which the Borrower is a party contains any untrue statement of a material fact or omits to state a material fact known to the Borrower necessary in order to make the statements herein or therein, taken as a whole not misleading as of the date hereof or thereof. There is no fact known to the Borrower or any of its Subsidiaries as of the date hereof which has a Material Adverse Effect, or which is reasonably likely in the future to have a Material Adverse Effect, exclusive of effects resulting from changes in general economic conditions, legal standards or regulatory conditions.
     5.17 Foreign Assets Control Regulations, Etc. None of the requesting or issuance, extension or renewal of any Letters of Credit or the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)). Furthermore, neither the Borrower nor any of its Subsidiaries (x) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (y) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person”.
6. AFFIRMATIVE COVENANTS.
     The Borrower covenants and agrees that, until the Commitment Termination Date has occurred and all Obligations have been paid in full:

     6.1 Punctual Payment. The Borrower will duly and punctually pay or cause to be paid the Reimbursement Obligations, Fees and all other amounts provided for in this Reimbursement and Pledge Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries are a party, all in accordance with the terms of this Reimbursement and Pledge Agreement and such other Loan Documents.
     6.2 Maintenance of Office. The Borrower will maintain their registered office at 8 Par-La-Ville Road, Hamilton, HM 08, Bermuda, or at such other place as the Borrower shall designate upon written notice to the Administrative Agent, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents to which the Borrower are a party may be given or made.
     6.3 Records and Accounts. The Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP, (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves, and (c) at all times engage PricewaterhouseCoopers or other independent certified public accountants satisfactory to the Administrative Agent as the independent certified public accountants of the Parent and its Subsidiaries and will not permit more than thirty (30) days to elapse between the cessation of such firm’s (or any successor firm’s) engagement as the independent certified public accountants of the Parent and its Subsidiaries and the appointment in such capacity of a successor firm as shall be satisfactory to the Administrative Agent.
     6.4 Financial Statements, Certificates and Information. The Borrower will deliver to each of the Lenders:
          (a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Parent, (i) the consolidated balance sheet of the Parent and its Subsidiaries and the consolidating balance sheet of the Parent and its Subsidiaries, each as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated and consolidating statements to be in reasonable detail, prepared in accordance with GAAP, and, in the case of the consolidated balance sheet and related consolidated statement of income and consolidated statement of cash flow, certified, without qualification and without an expression of uncertainty as to the ability of the Parent, the Borrower or any of their Subsidiaries to continue as going concerns, by PricewaterhouseCoopers or any other independent certified public accountant engaged pursuant to §6.3(c) and (ii); the consolidated balance sheet of the Borrower and its Subsidiaries and the consolidating balance sheet of the Borrower and its Subsidiaries, each as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income and consolidating statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated and consolidating statements to be in reasonable detail, prepared in accordance with GAAP, and, in the case of the consolidated balance sheet and related consolidated statement of income and consolidated statement of cash flow, certified, without qualification;

          (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the fiscal quarters of the Parent, (i) copies of the unaudited consolidated balance sheet of the Parent and its Subsidiaries and the unaudited consolidating balance sheet of the Parent and its Subsidiaries, each as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income for the portion of the Parent’s fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the principal financial or accounting officer of the Parent that the information contained in such financial statements fairly presents the financial position of the Parent and its Subsidiaries on the date thereof (subject to year-end adjustments); and (ii) copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries and the unaudited consolidating balance sheet of the Borrower and its Subsidiaries, each as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income and consolidating statement of cash flow for the portion of the Borrower’s fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments);
          (c) Within thirty (30) days of receipt of any audit committee report prepared by the Borrower’s or the Parent’s accountants, if there are any reportable events resulting in any discussion in the sections of such report entitled “Errors or Irregularities”, “Illegal Acts” and “Misstatements Due to Fraud”, the Borrower will provide copies of such sections to the Administrative Agent for distribution to the Lenders;
          (d) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of the Parent in substantially the form of Exhibit C hereto (a “Compliance Certificate”) and setting forth in reasonable detail computations evidencing compliance with the covenants contained in §8 and (if applicable) reconciliations to reflect changes in GAAP since the Balance Sheet Date;
          (e) no later than the tenth (10th) Business Day of each month, or, following the occurrence and during the continuance of an Event of Default, at such other times as the Administrative Agent may request, a certificate (the “Pledged Collateral Certificate”) substantially in the form of Exhibit D attached hereto, signed by an officer of the Borrower, certifying compliance with the collateral coverage requirement set forth in §6.8 and demonstrating, in detail satisfactory to the Administrative Agent, the Fair Market Value of the Eligible Collateral and the amount of cash on deposit in the Deposit Account as of the last Business Day of the immediately preceding month;
          (f) five days after the date filed with the relevant Governmental Authority for each of its Fiscal Years, but in any event within 125 days after the end of each Fiscal Year of the Borrower and each other Insurance Subsidiary, a copy of the annual financial statements required to be filed with the Minister of Finance of Bermuda or such other appropriate Governmental Authority of the jurisdiction of domicile of any Insurance Subsidiary;

          (g) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Parent or the Borrower;
          (h) from time to time such other financial data and information as the Administrative Agent or any Lender may reasonably request;
     In the event that GAAP requires the financial statements required under clauses (a) and (b) above to be presented on a combined basis, the Borrower shall deliver such combined and combining statements in lieu of the required consolidated and consolidating financial statements.
     Documents required to be delivered pursuant to §6.4(a) or (b) or §6.4(g) (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 14.7; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (x) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (y) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by §6.4(d) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
     The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the Fronting Bank materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger, the Fronting Bank, the LC Administrator and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Parent, the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such

Borrower Materials constitute Information, they shall be treated as set forth in §14.13); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”
     6.5 Notices.
          6.5.1 Defaults. As soon as practicable after Responsible Officer of the Borrower knows of the existence of any Default or Event of Default, the Borrower will notify the Administrative Agent, in writing, of the occurrence of such Default or Event of Default, together with a reasonably detailed description thereof, and the actions the Borrower proposes to take with respect thereto.
          6.5.2 Notification of Claim against Pledged Collateral. The Borrower will, immediately upon becoming aware thereof, notify the Administrative Agent, in writing, of any set-off, claims, withholdings or other defenses to which any of the Pledged Collateral, or the Administrative Agent’s rights with respect to the Pledged Collateral, are subject other than with respect to the Custodial Lien and Set-off Rights, provided, that the Borrower will notify the Administrative Agent hereunder of any set-off exercised by the Custodian pursuant to the Custodial Lien and Set-off Rights.
          6.5.3 Notice of Litigation and Judgments. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Administrative Agent and each of the Lenders in writing within thirty (30) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect on the Borrower or any of its Subsidiaries and stating the nature and status of such litigation or proceedings. The Borrower will give notice to the Administrative Agent, in writing, in form and detail satisfactory to the Administrative Agent, within ten (10) days of any final judgment not covered by insurance, against the Borrower or any of its Subsidiaries in an amount in excess of $5,000,000.
     6.6 Legal Existence; Maintenance of Properties. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, rights and franchises and those of its Subsidiaries. It (i) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (iii) will continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this §6.6 shall prevent the Borrower from discontinuing the operation of any Subsidiary or the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of the

Borrower, desirable in the conduct of its or their business and that do not in the aggregate have a Material Adverse Effect.
     6.7 Taxes. The Borrower will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real estate, sales and activities, or any part thereof, or upon the income or profits therefrom, other than where failure to pay such taxes would not result in a Material Adverse Effect; provided, that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Parent or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided, further that the Borrower and each Subsidiary will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached to the Pledged Collateral as security therefor.
     6.8 Collateral Coverage. The Borrower hereby covenants and agrees that the Collateral Coverage Amount must at all times be equal to or greater than the Total Outstandings. If at any time the Collateral Coverage Amount is less than the Total Outstandings, then the Borrower shall promptly provide to the Administrative Agent and pledge hereunder such additional Eligible Collateral as may be necessary to satisfy the foregoing Collateral Coverage Amount. Failure to do so within two (2) Business Days shall constitute an immediate and automatic Event of Default under the terms and conditions of this Reimbursement and Pledge Agreement. Notwithstanding the monthly reporting obligations set forth in §6.4(e), the covenant contained herein shall be tested at all times.
     6.9 Inspection of Properties and Books, etc.
          6.9.1 General. The Borrower shall permit the Administrative Agent, upon reasonable prior notice and at reasonable times to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its and their officers. Following the occurrence and during the continuance of an Event of Default, any of the Lenders and any of the Administrative Agent’s or any of the Lenders’ employees, agents, consultants or attorneys, may accompany the Administrative Agent on such visits, inspections or discussions.
          6.9.2 Communications with Accountants. The Borrower authorizes the Administrative Agent to communicate directly with the Borrower’s independent certified public accountants and authorizes such accountants to disclose to the Administrative Agent and the Lenders any and all financial statements and other supporting financial documents and schedules with respect to the business, financial condition and other affairs of the Borrower or any of its Subsidiaries. Following the occurrence and during the continuance of an Event of Default, any of the Lenders and any of the Administrative Agent’s or any of the Lenders’ employees, agents, consultants or attorneys, may participate in such communications. At the request of the Administrative Agent, the Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this §6.9.2.

     6.10 Compliance with Laws, Contracts, Licenses, and Permits. The Borrower will, and will cause each of its Subsidiaries to, comply with (a) the applicable laws and regulations wherever its business is conducted, including all environmental laws, except where failure to do so would not have a Material Adverse Effect, (b) the provisions of its Governing Documents, (c) all agreements and instruments by which it or any of its properties may be bound, except where failure to do so would not have a Material Adverse Effect, and (d) all applicable decrees, orders, and judgments, except where failure to do so would not have a Material Adverse Effect. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any competent government shall become necessary or required in order that the Borrower fulfill any of its obligations hereunder or any of the other Loan Documents to which the Borrower is a party, the Borrower will immediately take or cause to be taken all reasonable steps within the power of the Borrower to obtain such authorization, consent, approval, permit or license and furnish the Administrative Agent and the Lenders with evidence thereof.
     6.11 Use of Proceeds. The Borrower will obtain Letters of Credit solely for the purposes set forth in §5.14.1.
     6.12 Further Assurances. The Borrower will, and will cause each of its Subsidiaries to, cooperate with the Lenders and the Administrative Agent and execute such further instruments and documents as the Lenders or the Administrative Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Reimbursement and Pledge Agreement and the other Loan Documents.
7. CERTAIN NEGATIVE COVENANTS.
     The Borrower covenants and agrees that, until the Commitment Termination Date has occurred and all Obligations have been paid in full:
     7.1 Business Activities. The Borrower will not engage directly or indirectly (whether through Subsidiaries or otherwise), as its primary business, in any type of business other than the businesses conducted by them on the Effective Date and in related businesses.
     7.2 Fiscal Year. The Borrower will not, and will not permit any of its Subsidiaries to, change the date of the end of its fiscal or financial year from that set forth in §5.3.1.
     7.3 Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any transaction with any Affiliate (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms more favorable to such Person than would have been obtainable on an arm’s-length basis in the ordinary course of business provided that transactions between the Parent and any wholly-owned Subsidiary of the Parent or between any wholly-owned Subsidiaries of the Parent shall be excluded from the restrictions set forth in this §7.3.

     7.4 Disposition of Assets. The Borrower will not, and will not permit any of its Insurance Subsidiaries to, sell, transfer, convey or lease all or substantially all of its assets or sell or assign with or without recourse any receivables, other than any sale, transfer, conveyance or lease in the ordinary course of business, except for (x) any sale, transfer, lease or disposition of an asset by a Subsidiary of the Borrower to a Subsidiary of the Borrower and (y) any such sale, transfer, conveyance, lease or assignment by any wholly owned Subsidiary of the Parent (other than the Borrower) to the Borrower or any other wholly owned Subsidiary of the Parent, provided in each case no Default or Event of Default has occurred and is continuing or would result therefrom.
     7.5 Mergers, Consolidations and Sales. The Borrower will not, and will not permit any other Material Party to, merge or consolidate except for (i) any wholly-owned Subsidiary of the Borrower may merge with any other wholly-owned Subsidiary of the Borrower and (ii) the Borrower may merge with any other wholly-owned Subsidiary of the Parent provided the Borrower is the surviving corporation, provided in each case no Default or Event of Default has occurred and is continuing or would result therefrom.
     7.6 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, assume, incur, guarantee or otherwise to permit any Debt secured by any Lien upon any shares of Capital Stock of any Material Party (whether such shares of Capital Stock are now owned or hereafter acquired) without effectively providing concurrently that the Obligations (and, if the Borrower so elect, any other Debt of the Borrower that is not subordinate to the Obligations and with respect to which the governing instruments require, or pursuant to which the Borrower is otherwise obligated, to provide such security) shall be secured on an equal and ratable basis with such Debt for at least the time period such other Debt is so secured.
8. FINANCIAL COVENANTS.
     The Borrower covenants and agrees that, until the occurrence of the Commitment Termination Date and until all Obligations are paid in full, it shall:
     8.1 Leverage Ratio. The Parent will not permit the Leverage Ratio to be more than thirty percent (30%).
     8.2 A.M. Best Rating. The Borrower will not permit its A.M. Best Rating to fall below the rating of “B++”.
9. CONDITIONS TO EFFECTIVE DATE.
     This Reimbursement and Pledge Agreement shall be and become effective on the date that the following conditions precedent have been satisfied:
     9.1 Reimbursement and Pledge Agreement. The Reimbursement and Pledge Agreement shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Administrative Agent and the Administrative Agent shall have received a fully executed copy of each such document.

     9.2 Certified Copies of Governing Documents. The Administrative Agent shall have received from the Borrower a copy, certified by a duly authorized officer of the Borrower to be true and complete on the Effective Date, of each of its Governing Documents as in effect on such date of certification.
     9.3 Corporate or Other Action. All corporate (or other) action necessary for the valid execution, delivery and performance by the Borrower of this Reimbursement and Pledge Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Administrative Agent shall have been provided to the Administrative Agent.
     9.4 Incumbency Certificate. The Administrative Agent shall have received from the Borrower an incumbency certificate, dated as of the Effective Date, signed by a duly authorized officer of the Borrower and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of the Borrower, each of the Loan Documents to which the Borrower is or is to become a party; (b) to apply for Letters of Credit; and (c) to give notices and to take other action on its behalf under the Loan Documents.
     9.5 Pledged Collateral Certificate. If a Letter of Credit is issued on the Effective Date, the Administrative Agent shall have received from the Borrower a Pledged Collateral Certificate dated as of the Effective Date.
     9.6 Opinion of Counsel. Each of the Lenders and the Administrative Agent shall have received a favorable legal opinion addressed to the Lenders and the Administrative Agent, dated as of the Effective Date, in form and substance satisfactory to the Administrative Agent, from New York and Bermuda counsel to the Borrower.
     9.7 Payment of Fees and Expenses. The Borrower shall have paid to the Lenders, the Administrative Agent, or the Arranger as appropriate, all fees required to be paid pursuant to the Fee Letter and any and all other fees and expenses incurred by the Administrative Agent in connection with this Reimbursement and Pledge Agreement and the other Loan Documents, including, without limitation, legal fees and expenses.
     9.8 No Material Adverse Change. Except as disclosed in the 8-K filings and the 10-Q filing related to the 2005 hurricane loss estimates made by the Borrower with the Securities and Exchange Commission prior to the date hereof, there shall not have occurred a material adverse change since December 31, 2004 in the business, properties, condition (financial or otherwise), assets, operations, income or prospects of the Parent and its Subsidiaries taken as a whole, the Borrower individually or the Borrower and its Subsidiaries taken as a whole or in the facts and information regarding such entities as represented to date.
     9.9 Representations True; No Event of Default. The representations and warranties set forth in §5 shall be true and correct as of the Effective Date and no Default or Event of Default shall have occurred and be continuing. The Administrative Agent shall have received a certificate of the Borrower signed by a Responsible Officer of the Borrower to that effect.
     9.10 Process Agent Letter. A letter from the Process Agent agreeing to the terms of §14.15

10. CONDITION TO ALL CREDIT EXTENSIONS.
     The obligation of each Lender and of the Fronting Bank to make a Credit Extension, in each case whether on or after the Effective Date, shall also be subject to the satisfaction of the following conditions precedent:
     10.1 Representations True; No Event of Default. Each of the representations and warranties of the Borrower contained in this Reimbursement and Pledge Agreement (other than §5.4), the other Loan Documents to which the Borrower is a party or in any document or instrument delivered by the Borrower pursuant to or in connection with this Reimbursement and Pledge Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Reimbursement and Pledge Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate do not have a Material Adverse Effect, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.
     10.2 No Legal Impediment. No change shall have occurred in any applicable law or regulations thereunder or interpretations thereof that in the reasonable opinion of the Applicable Issuing Party would make it illegal for the applicable Issuers to issue, extend or renew such Letter of Credit.
     10.3 Documents. The Administrative Agent shall have received all information and such documents as the Administrative Agent may reasonably request in connection with such Credit Extension.
     10.4 Pledged Collateral Certificate. The Administrative Agent shall have received the most recent Pledged Collateral Certificate required to be delivered to the Administrative Agent in accordance with §6.4(e) and, if requested by the Administrative Agent, a Pledged Collateral Certificate dated within three (3) days of the issuance, extension or renewal of such Letter of Credit, provided, however, that with respect to any Credit Extension requested prior to the date the first Pledged Collateral Certificate is delivered in accordance with §6.4(e), the Borrower shall deliver a Pledged Collateral Certificate dated within three (3) days of the date of such Credit Extension.
     10.5 Collateral Coverage Amount. The Total Outstandings shall not exceed the Collateral Coverage Amount.
11. EVENTS OF DEFAULT; ACCELERATION; ETC.
     11.1 Events of Default and Acceleration. Upon the occurrence and continuance of any of the following events of default (each an “Event of Default”):
          (a) default in the payment of any of the Obligations consisting of Reimbursement Obligations;

          (b) default in the payment of any Obligations (other than those specified in clause (a) above) under any of the Loan Documents, including, without limitation, default in the payment of Fees and interest, which shall continue for more than three (3) Business Days;
          (c) default in the performance of any of the agreements or covenants of the Borrower set forth in §§6.5, 6.6, 6.8, 6.11, 7.1, 7.4, 7.5 or §8.2 after the date upon which any applicable grace or cure periods that are expressly herein provided shall have elapsed;
          (d) default in the performance of any of the agreements or covenants of the Borrower set forth in §6.4(e) and continuance of such default for a period of 10 days after the date upon which any applicable grace or cure periods that are expressly herein provided shall have elapsed;
          (e) default in the performance of any of the agreements or covenants of the Borrower set forth in §8.1 and continuance of such default for a period of 30 days unless a Cure Contribution is made during such 30 days;
          (f) default in the performance of any of the agreements or covenants of the Borrower under this Reimbursement and Pledge Agreement or any other Loan Document (other than those specified in §§11.1(a), (b), (c), (d) or (e) or above) and continuance of such default for a period of 30 days after the date upon which (x) any Responsible Officer had actual knowledge of such default or (y) any applicable grace or cure periods that are expressly herein provided shall have elapsed;
          (g) the Control Agreement is terminated by any party thereto and the Borrower, the Administrative Agent and another securities intermediary satisfactory to the Administrative Agent have not, as of the date that is three (3) Business Days prior to the effective date of such termination, entered into a control agreement in form and substance reasonably satisfactory to the Administrative Agent, such that the Administrative Agent’s first priority lien and security interest in the Pledged Collateral is preserved unimpaired;
          (h) the Administrative Agent’s security interest in the Pledged Collateral shall cease to be a first priority perfected security interest, otherwise than in accordance with the terms hereof or in connection with (i) liens arising by operation of law, so long as the aggregate obligations secured thereby do not exceed $1,000,000 or (ii) in connection with the Custodial Lien and Set-Off Rights; or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind this Reimbursement and Pledge Agreement or any other Loan Document shall be commenced by or on behalf of the Borrower or any of its shareholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, this Reimbursement and Pledge Agreement or any one or more of the other Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;
          (i) the Borrower shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days;

          (j) a Material Party admits in writing that it is generally unable to pay debts as they mature or become due;
          (k) a Material Party makes a general assignment for the benefit of creditors;
          (l) any of the Pledged Collateral is subject to any lien or encumbrance or any claim or demand, other than (i) liens arising by operation of law, so long as the aggregate obligations secured thereby do not exceed $1,000,000 and (ii) the Custodial Lien and Set-Off Rights, that if unpaid might by law or upon bankruptcy, insolvency or otherwise, be given any priority whatsoever over the Borrower’s general creditors with respect to the Pledged Collateral or is transferred for the purposes of the payment of indebtedness not arising hereunder or is taken by attachment, execution or any other form of legal process and/or the commencement of a proceeding by or against a Material Party under the federal Bankruptcy Code or the equivalent under Bermuda law, or any other federal, state or Bermuda laws seeking to adjudicate a Material Party as bankrupt or insolvent, or seeking the liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of a Material Party or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, debtor in possession, examiner or other similar official for a Material Party, the Pledged Collateral or any substantial part of a Material Party’s property, with or without consent of such Material Party, for any purpose whatsoever and, in the case of any such proceeding instituted against a Material Party (but not instituted by it), either such proceeding shall remain unstayed and undismissed for a period of sixty (60) days; or any of the following actions sought in such proceeding shall occur: the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, a Material Party, the Pledged Collateral or for any substantial part of its property;
          (m) the assertion of any levy, seizure or attachment on the Pledged Collateral, other than with respect to the Custodial Lien and Set-Off Rights, or the taking of any action by a regulatory authority to obtain control of the Borrower, a substantial part of its assets (which shall not have been vacated, discharged or stayed or bonded pending appeal within sixty (60) days from the entry thereof), or any part of the Pledged Collateral, other than with respect to the Custodial Lien and Set-Off Rights;
          (n) a Change in Control shall occur;
          (o) there shall occur any (i) default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any other Debt of a Material Party if the aggregate amount of Debt of the Borrower and/or any other Material Party which is accelerated or due and payable, or which (subject to any applicable grace period) may be accelerated or otherwise become due and payable, by reason of such default or defaults is $25,000,000 or more, (ii) default in the performance or observance of any obligation or condition with respect to any such other Debt of, or guaranteed by, a Material Party if the effect of such default or defaults is to accelerate the maturity (subject to any applicable grace period) of any such Debt of $25,000,000 or more in the aggregate or to permit the holder or holders of such indebtedness of $25,000,000 or more in the aggregate, or any trustee or agent for such holders, to cause such Debt to become due and payable prior to its expressed maturity, (iii) a final judgment or judgments which exceed an aggregate of $25,000,000 (excluding any portion thereof which is covered by insurance so long as the insurer is reasonably likely to be able to pay and is not denying coverage in writing) shall be rendered against a Material Party and shall not have been discharged or vacated or had execution thereof stayed pending appeal within 60 days after entry or filing of such judgment(s);
     If any Event of Default shall have occurred and be continuing, the Administrative Agent may and, upon the request of the Required Lenders, shall, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and the Lenders and the Fronting Bank shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve the Borrower or any of its Subsidiaries of any of the Obligations and upon such termination of the credit hereunder, all Obligations and all interest accrued and unpaid thereon shall become immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower. Notwithstanding anything to the contrary contained herein, no notice given or declaration by the Administrative Agent pursuant to this §11 shall affect (i) the obligation of the Lenders, the Fronting Bank or the LC Administrator to make any payment under any Letter of Credit in accordance with the terms of such Letter of Credit or (ii) the obligations of each Lender in respect of each Letter of Credit.
     If any Event of Default shall occur and be continuing, the Administrative Agent may or at the request of the Required Lenders, shall, with or without prior notice to the Borrower, and without demand for additional collateral, (a) transfer, or cause the Custodian to transfer any or all of the Pledged Collateral and/or the Securities Account and/or the Deposit Account into the name of the Administrative Agent or its nominee (including, without limitation, having the Pledged Collateral debited from the Securities Account and/or the Deposit Account and credited to an account designated by the Administrative Agent) and vote any Pledged Collateral constituting securities or closely held Capital Stock; (b) require the Borrower to provide additional Eligible Collateral if the Collateral Coverage Amount is not equal to or greater than the Total Outstandings at any time, (c) sell at public or private sale any or all of the Pledged Collateral; (d) apply to, or set off against, the Obligations of the Borrower all or any portion of the Pledged Collateral, securities or other property of the Borrower in the possession of the Administrative Agent; (e) convert any of the Pledged Collateral or any proceeds thereof into the Alternative Currency, with any such conversion costs being considered a collection expense and added to the Obligations; and (f) at its discretion in its own name or in the name of the Borrower take any action for the collection of the Pledged Collateral, including the filing of a proof of claim in insolvency proceedings, and may receive the proceeds thereof and execute releases therefor. The Borrower agrees that the Administrative Agent has no obligation to sell or otherwise liquidate the Pledged Collateral in any particular order or to apply the proceeds thereof to any particular portion of the Obligations. The Borrower further agrees that after the occurrence and during the continuance of an Event of Default, to the extent that any voting rights exist, the Administrative Agent shall have no obligation to vote any Pledged Collateral constituting securities or closely held Capital Stock but shall have the right to do so in its sole discretion.

     In connection with any secured party’s sale, the Administrative Agent is authorized, if it deems it advisable to do so, in order to comply with any applicable securities laws, to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Pledged Collateral for their own account for investment, and not with a view to the distribution or re-sale thereof. Sales made subject to such restriction shall be deemed to have been made in a commercially reasonable manner.
     If any Event of Default shall occur and be continuing, the Pledged Collateral and any amounts received on account of the Obligations (including proceeds of Pledged Collateral) shall be applied by the Administrative Agent in the following order:
     First, to the Administrative Agent for the account of the Fronting Bank and the Lenders, Eligible Collateral having a Collateral Coverage Amount equal to the Dollar Equivalent of the Maximum Drawing Amount;
     Second, to payment of that portion of the Obligations constituting fees, indemnities, expenses (including expenses incurred in the sale or collection of the Pledged Collateral) and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article 3) payable to the Administrative Agent in its capacity as such;
     Third, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than Reimbursement Obligations, interest and Letter of Credit Fees) payable to the Lenders and the Fronting Bank (including fees, charges and disbursements of counsel to the respective Lenders and the Fronting Bank and amounts payable under Article 3), ratably among them in proportion to the respective amounts described in this clause Third payable to them;
     Fourth, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on Unpaid Reimbursement Obligations and other Obligations, ratably among the Lenders and the Fronting Bank in proportion to the respective amounts described in this clause Fourth payable to them;
     Fifth, to payment of that portion of the Obligations constituting Unpaid Reimbursement Obligations, ratably among the Lenders and the Fronting Bank in proportion to the respective amounts described in this clause Fifth held by them; and
     Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full and all Letters of Credit have expired, to the Borrower or as otherwise required by Law.
     Amounts held pursuant to clause First above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

12. THE ADMINISTRATIVE AGENT.
     12.1 Authorization.
          (a) The Administrative Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Administrative Agent, together with such powers as are reasonably incident thereto, including the authority, without the necessity of any notice to or further consent of the Lenders, from time to time to take any action with respect to any Pledged Collateral which may be necessary to perfect, maintain perfected or insure the priority of the security interest in and liens upon the Pledged Collateral, provided, that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Administrative Agent.
          (b) The LC Administrator shall act on behalf of the Lenders with respect to any Several Letters of Credit issued by the Lenders and the documents associated therewith and shall have all of the benefit and immunities provided to the Administrative Agent in this Article 12 with respect to any acts taken or omissions suffered by the LC Administrator in connection with Several Letters of Credit issued or proposed to be issued by the Lenders and the application and agreements for letters of credit pertaining to the Several Letters of Credit as fully as if the term “Administrative Agent”, as used in this Article 12, included the LC Administrator with respect to such acts or omissions
          (c) The relationship between the Administrative Agent and each of the Lenders is that of an independent contractor. The use of the term “Administrative Agent” is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Administrative Agent and each of the Lenders. Nothing contained in this Reimbursement and Pledge Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Administrative Agent and any of the Lenders.
          (d) As an independent contractor empowered by the Lenders to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Administrative Agent is nevertheless a “representative” of the Lenders, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Lenders and the Administrative Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Administrative Agent as “secured party”, “mortgagee” or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Lenders and the Administrative Agent.
     12.2 Employees and Administrative Agents. The Administrative Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Reimbursement and Pledge Agreement and the other Loan Documents. The Administrative

Agent may utilize the services of such Persons as the Administrative Agent in its sole discretion may reasonably determine.
     12.3 No Liability. Neither the Administrative Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Administrative Agent or such other Person, as the case may be, shall be liable for losses due to its willful misconduct or gross negligence.
     12.4 No Representations.
          12.4.1 General. The Administrative Agent shall not be responsible for the execution or validity or enforceability of this Reimbursement and Pledge Agreement, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Obligations, or for the value of any such collateral security or for the validity, enforceability or collectibility of any such amounts owing with respect to any of the Obligations, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Obligations or to inspect any of the properties, books or records of the Borrower or any of its Subsidiaries. The Administrative Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any Lender shall have been duly authorized or is true, accurate and complete. The Administrative Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the credit worthiness or financial conditions of the Borrower or any of its Subsidiaries. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Reimbursement and Pledge Agreement.
          12.4.2 Closing Documentation, etc. For purposes of determining compliance with the conditions set forth in §9, each Lender that has executed this Reimbursement and Pledge Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available, by the Administrative Agent or the Arranger to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender, unless an officer of the Administrative Agent or the Arranger acting upon the Borrower’s account shall have received notice from such Lender not less than two (2) days prior to the Effective Date specifying such Lender’s objection thereto and such objection shall not have been withdrawn by notice to the Administrative Agent or the Arranger to such effect on or prior to the Effective Date.

     12.5 Payments.
          12.5.1 Payments to Administrative Agent. A payment by the Borrower to the Administrative Agent hereunder or any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. The Administrative Agent agrees promptly to distribute to each Lender such Lender’s pro rata share of payments received by the Administrative Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents.
          12.5.2 Distribution by Administrative Agent. If in the opinion of the Administrative Agent the distribution of any amount received by it in such capacity hereunder or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.
          12.5.3 Delinquent Lenders. Notwithstanding anything to the contrary contained in this Reimbursement and Pledge Agreement or any of the other Loan Documents, any Lender that (a) fails (i) to fund a drawing under a Several Letter of Credit or purchase any Letter of Credit Participation (ii) to comply with the provisions of §14.2 with respect to making dispositions and arrangements with the other Lenders, where such Lender’s share of any payment received, whether by set-off or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders, in each case as, when and to the full extent required by the provisions of this Reimbursement and Pledge Agreement, or (b) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding, shall be deemed delinquent (a “Delinquent Lender”) and shall be deemed a Delinquent Lender until such time as such delinquency is satisfied.
     12.6 Holders of Participations. The Administrative Agent may deem and treat the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such purchaser or by a subsequent holder, assignee or transferee.
     12.7 Indemnity. The Lenders ratably agree hereby to indemnify and hold harmless the Administrative Agent and its Affiliates from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Administrative Agent or such Affiliate has not been reimbursed by the Borrower as required by §14.3), and liabilities of every nature and character arising out of or related to this Reimbursement and Pledge Agreement or any of the other Loan Documents (including without limitation, the Administrative Agent’s indemnity obligations under the Control Agreement), or the transactions contemplated or evidenced hereby or thereby, or the Administrative Agent’s actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Administrative Agent’s willful misconduct or gross negligence.

     12.8 Administrative Agent as Lender. In its individual capacity, Bank of America shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Administrative Agent.
     12.9 Resignation. The Administrative Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Lenders and the Borrower; provided that any such resignation by Bank of America shall also constitute its resignation as Fronting Bank and as LC Administrator (except as to Letters of Credit issued by it and then outstanding). Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Administrative Agent shall be reasonably acceptable to the Borrower. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a financial institution (a) having a senior unsecured debt rating of not less than “A+” or its equivalent by S&P and (b) so long as no Default or Event of Default has occurred, approved by the Borrower in their reasonable discretion. If no successor shall have been so appointed and accepted within sixty (60) days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent’s resignation shall nonetheless become effective and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and (2) the Required Lenders shall perform the duties of the Administrative Agent (and all payments and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly) until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph; provided, however, that the Administrative Agent shall retain all its rights, duties, and obligations with respect to the Collateral under the Loan Documents until a successor Administrative Agent has accepted its appointment and all steps necessary to substitute the successor Administrative Agent as the “secured party” with respect to the Collateral have been taken. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent’s resignation, the provisions of this Reimbursement and Pledge Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.
     12.10 Administrative Agent May File Proofs of Claim.
          (a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial, administrative or like proceeding or any assignment for the benefit of creditors relative to the Borrower or any of its Subsidiaries, the Administrative Agent (irrespective of whether the principal of any Reimbursement Obligation or Unpaid Reimbursement Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding, under any such assignment or otherwise:
     (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under this Reimbursement and Pledge Agreement) allowed in such proceeding or under any such assignment; and
     (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
          (b) Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding or under any such assignment is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, nevertheless to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under this Reimbursement and Pledge Agreement.
          (c) Nothing contained herein shall authorize the Administrative Agent to consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations owed to such Lender or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding or under any such assignment.
     12.11 Notification of Defaults and Events of Default. Each Lender hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Administrative Agent thereof. The Administrative Agent hereby agrees that upon receipt of any notice under this §12.11 it shall promptly notify the other Lenders of the existence of such Default or Event of Default.
     12.12 Duties in the Case of Enforcement. In case one of more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Administrative Agent shall, if (a) so requested by the Required Lenders and (b) the Lenders have provided to the Administrative Agent such additional indemnities and assurances against expenses and liabilities as the Administrative Agent may reasonably request, proceed to enforce the provisions of this Reimbursement and Pledge Agreement and the other Loan Documents authorizing the sale or other disposition of all or any part of the Pledged Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Pledged Collateral. The Required Lenders may direct the Administrative Agent in writing as to the method and the extent of any such sale or other disposition, the Lenders hereby agreeing to indemnify and hold the Administrative Agent, harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Administrative Agent need not comply with any such direction to the extent that the Administrative Agent reasonably believes the Administrative Agent’s compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.
13. SUCCESSORS AND ASSIGNS.
     13.1 General Conditions. The provisions of this Reimbursement and Pledge Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (a) to an Eligible Assignee in accordance with the provisions of §13.2, or (b) by way of participation in accordance with the provisions of §13.4 or (c) by way of pledge or assignment of a security interest subject to the restrictions of §13.6 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Reimbursement and Pledge Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in §13.4 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Reimbursement and Pledge Agreement or any of the other Loan Documents.
     13.2 Assignments. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Reimbursement and Pledge Agreement (including all or a portion of its Commitments); provided, that (a) except in the cases of an assignment of the entire remaining amount of the assigning Lender’s Commitments or, of an assignment to a Lender or a Lender Affiliate, the aggregate amount of the Commitments being assigned shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower, otherwise consent (each such consent not to be unreasonably withheld or delayed); (b) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Reimbursement and Pledge Agreement with respect to the Commitment assigned, it being understood that non-pro rata assignments of or among the Commitments and the Reimbursement Obligations and non-pro rate assignments of or among the Commitments and the Reimbursement Obligations are not permitted; (c) any assignment of a Commitment must be approved by the Administrative Agent, the Fronting Bank and so long as no Default or Event of Default has occurred and is continuing, the Borrower, (such approval of the Borrower not to be unreasonably withheld), unless the Person that is the proposed assignee is itself a Lender with a Commitment or an Affiliate of a Lender with a Commitment; (d) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $2,500 (provided, that such processing and recordation fee may be waived by the Administrative Agent, in its sole discretion) and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and (e) if applicable, the LC Administrator shall have delivered to the respective beneficiaries of outstanding Several Letters of Credit amendments (or, in the case of any Several Letter of Credit issued individually by the

Lenders, a replacement Several Letter of Credit in exchange for and the return or cancellation of the original Several Letter of Credit) which reflect any changes in the Lenders and/or the Commitment Percentages resulting from such assignment. Subject to acceptance and recording thereof by the Administrative Agent pursuant to §13.3, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Reimbursement and Pledge Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Reimbursement and Pledge Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Reimbursement and Pledge Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Reimbursement and Pledge Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of §§14.3 and 14.4 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Reimbursement and Pledge Agreement that does not comply with this paragraph shall be treated for purposes of this Reimbursement and Pledge Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with §13.4.
     13.3 Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Reimbursement and Pledge Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
     13.4 Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Reimbursement and Pledge Agreement (including all or a portion of its Commitment); provided, that (a) such Lender’s obligations under this Reimbursement and Pledge Agreement shall remain unchanged, (b) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (c) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Reimbursement and Pledge Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Reimbursement and Pledge Agreement and to approve any amendment, modification or waiver of any provision of this Reimbursement and Pledge Agreement; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that would extend the term or increase the amount of the Commitment of such Lender as it relates to such Participant, reduce the amount of any Letter of Credit Fee to which such Participant is entitled or extend any regularly scheduled payment date for principal or interest.

Subject to §13.5, the Borrower agrees that each Participant shall be entitled to the benefits of §§3.3 and 3.4 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to §13.2. To the extent permitted by law, each Participant also shall be entitled to the benefits of §14.2 as though it were a Lender, provided such Participant agrees to be subject to §14.2 as though it were a Lender.
     13.5 Payments to Participants. A Participant shall not be entitled to receive any greater payment under §§3.3 and 3.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.
     13.6 Miscellaneous Assignment Provisions. A Lender may at any time grant a security interest in all or any portion of its rights under this Reimbursement and Pledge Agreement to secure obligations of such Lender, in connection with any pledge or assignment to secure obligations to any of the twelve Federal Reserve Administrative Agents organized under §4 of the Federal Reserve Act, 12 U.S.C. §341; provided that no such grant shall release such Lender from any of its obligations hereunder, provide any voting rights hereunder to the secured party thereof, substitute any such secured party for such Lender as a party hereto or affect any rights or obligations of the Borrower or the Administrative Agent hereunder.
     13.7 Assignee or Participant Affiliated with the Borrower. If any assignee Lender is an Affiliate of the Borrower, then any such assignee Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to §11, and the determination of the Required Lenders shall for all purposes of this Reimbursement and Pledge Agreement and the other Loan Documents be made without regard to such assignee Lender’s interest in any of the Reimbursement Obligations. If any Lender sells a participating interest in any of the Reimbursement Obligations to a Participant, and such Participant is the Borrower or an Affiliate of the Borrower, then such transferor Lender shall promptly notify the Administrative Agent of the sale of such participation. A transferor Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to §11 to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Required Lenders shall for all purposes of this Reimbursement and Pledge Agreement and the other Loan Documents be made without regard to the interest of such transferor Lender in the Reimbursement Obligations to the extent of such participation.
14. PROVISIONS OF GENERAL APPLICATIONS.
     14.1 Authorization to File Financing Statements. The Administrative Agent is hereby authorized to file (a) in any Uniform Commercial Code filing office a financing statement naming the Borrower as the debtor and indicating the collateral as the Pledged Collateral, including, the Securities Account and the Deposit Account and all property held therein and any and all proceeds of any thereof, whether now or hereafter existing or arising and (b) any registration of the Lien in Bermuda the Administrative Agent deems appropriate.

     14.2 Setoff. The Borrower hereby grants to the Administrative Agent and each of the Lenders a continuing lien, security interest and right of set-off as security for all liabilities and obligations to the Administrative Agent and each Lender, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Administrative Agent or such Lender or any Lender Affiliate and their successors and assigns or in transit to any of them. Regardless of the adequacy of any collateral, if any of the Obligations are due and payable and have not been paid or any Event of Default shall have occurred, any deposits or other sums credited by or due from any of the Lenders to the Borrower and any securities or other property of the Borrower in the possession of such Lender may be applied to or set off by such Lender against the payment of Obligations of the Borrower and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Lender. ANY AND ALL RIGHTS TO REQUIRE ANY LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.
     14.3 Expenses. The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Reimbursement and Pledge Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) the reasonable fees, expenses and disbursements of the Administrative Agent’s Special Counsel or any local counsel to the Administrative Agent incurred in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, any amendments, modifications, approvals, consents or waivers hereto or hereunder, or the cancellation of any Loan Document upon payment in full of all of the Obligations or pursuant to any terms of such Loan Document for providing for such cancellation, (c) the fees, expenses and disbursements of the Administrative Agent and the Arrangers incurred by the Administrative Agent or the Arrangers in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, (d) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys’ fees and costs, which attorneys may be employees of any Lender or the Administrative Agent, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges so long as the engagement of such professionals is reasonable) incurred by any Lender or the Administrative Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any of its Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation or proceeding arising hereunder or related hereto or in any way related to any Lender’s or the Administrative Agent’s relationship hereunder with the Borrower or any of its Subsidiaries and (e) all reasonable fees, expenses and disbursements of any Lender or the Administrative Agent incurred in connection with UCC searches or UCC filings. The covenants contained in this §14.3 shall survive payment or satisfaction in full of all other obligations.
     14.4 Indemnification. The Borrower jointly and severally agrees to indemnify and hold harmless the Administrative Agent, the Fronting Bank, the LC Administrator, the Lenders and their respective Affiliates, directors, officers, employees, agents and advisors (collectively, the “Indemnitees”) from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Reimbursement and Pledge Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by the Borrower or any of its Subsidiaries of the Letters of Credit, (b) any payments to the Custodian or in connection with the Pledged Collateral or (c) the Borrower entering into or performing this Reimbursement and Pledge Agreement or any of the other Loan Documents, in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding; provided however that the Borrower shall have no obligation to indemnify any Indemnitee for any liability, losses, damages or expenses resulting solely from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Reimbursement and Pledge Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Reimbursement and Pledge Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Effective Date). Subject to §14.5 below, in litigation, or the preparation therefor, the Indemnitees shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this §14.4 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this §14.4 shall survive payment or satisfaction in full of all other Obligations.
     14.5 Payments by Borrower with respect to Indemnified Persons.
          (a) Any Person entitled to reimbursement for expenses pursuant to §14.3 or indemnification pursuant to §14.4 (an “Indemnified Person”) shall promptly notify the Borrower in writing as to any action, claim, suit, proceeding or investigation for which indemnity may be sought. After such notice to the Borrower, so long as the position of the Borrower is not adverse to that of the Indemnified Person, the Borrower shall be entitled to participate in, and to the extent that it shall elect by written notice delivered to such Indemnified Person promptly after receiving the aforesaid notice of such Indemnified Person, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Person to represent such Indemnified Person in such action, claim, suit, proceeding or investigation and shall pay as incurred the reasonable fees and expenses of such counsel related to such action, claim, suit, proceeding or investigation.
          (b) In any action, claim, suit, proceeding or investigation, any Indemnified Person shall have the right to retain its own separate counsel at such Indemnified Person’s own expense and not subject to reimbursement by the Borrower; provided, however, that the Borrower shall pay as incurred the reasonable fees and expenses of such counsel incurred in connection with investigating, preparing, defending, paying, settling or compromising any action, claim, suit, proceeding or investigation if (i) the parties to such action, claim, suit, proceeding or investigation include both the Indemnified Person and the Borrower and there may be legal defenses available to such Indemnified Person which are different from or additional to those available to the Borrower; (ii) the use of counsel chosen by the Borrower to represent both the Borrower and such Indemnified Person would present such counsel with an actual or potential conflict of interest; (iii) the Borrower shall not have employed satisfactory counsel to represent the Indemnified Person within a reasonable time after notice of the institution of such action, claim, suit, proceeding or investigation; (iv) the Borrower have not provided the Indemnified Person with adequate assurance of its acceptance of its liability for the underlying claim pursuant to §14.4 and of its financial capacity to pay the full amount of such underlying claim or (v) the Borrower shall authorize the Indemnified Person to employ separate counsel (in addition to any local counsel) at the expense of the Borrower. The Borrower shall not, in connection with any action, claim, suit, proceeding or investigation, be liable for the fees and expenses of more than one separate firm of legal counsel for all Indemnified Parties, except to the extent the use of one counsel to represent all Indemnified Persons would present such counsel with an actual or potential conflict of interest, and in the event that separate counsel is to be retained to represent one or more Indemnified Parties, such separate counsel shall be chosen by Administrative Agent.
          (c) Each Indemnified Person agrees that, unless the Borrower is unable to comply with the provisions set forth in §14.5(a) above, without the Borrower’s prior written consent (not to be unreasonably withheld), it will not settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any claim, action, suit, proceeding or investigation in respect of which indemnification could be sought hereunder unless such settlement, compromise, consent or termination includes an unconditional release of the Borrower and the Indemnified Person from all liabilities arising out of such claim, action, suit, proceeding or investigation.
     14.6 Survival of Covenants, Etc. All covenants, agreements, representations and warranties made herein, in any of the other Loan Documents to which the Borrower is a party or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Lenders and the Administrative Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the issuance, extension or renewal of any Letters of Credit as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Reimbursement and Pledge Agreement or any of the other Loan Documents remains outstanding or the Administrative Agent has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Reimbursement and Pledge Agreement. All statements contained in any Letter of Credit Application, Compliance Certificate or Pledged Collateral Certificate delivered to any Lender or the Administrative Agent at any time by or on behalf of the Borrower shall constitute representations and warranties by the Borrower hereunder.
     14.7 Notices and Other Communications; Facsimile Copies.
          (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed certified or registered mail, faxed or delivered to the applicable address, facsimile number or (subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
     (i) if to the Borrower, the Administrative Agent, the Fronting Bank or the LC Administrator, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 14.7 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and
     (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the Fronting Bank and the LC Administrator.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
          (b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to §2 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
          (c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the LC Administrator or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses resulted solely from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, the LC Administrator or any other Person for indirect, special, incidental, consequently or punitive damages (as opposed to direct or actual damages).
          (d) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on the Borrower, the Administrative Agent, the Fronting Bank, the LC Administrator and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.
          (e) Reliance by Administrative Agent and Lenders. The Administrative Agent, the Fronting Bank, the LC Administrator and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the Fronting Bank, the LC Administrator and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
     14.8 Miscellaneous. This Reimbursement and Pledge Agreement and the Pledged Collateral shall not be in any way affected by the extension of time or renewal of any of the Obligations, the modification in any manner or the taking or release in whole or in part of any security therefor or the obligations of the Borrower or any endorsers, sureties, guarantors or other parties or the granting of any other indulgences to the Borrower. No termination of this Reimbursement and Pledge Agreement shall be effective until the Obligations of the Borrower secured by this Reimbursement and Pledge Agreement have been satisfied in full.
     14.9 Successors and Assigns. This Reimbursement and Pledge Agreement shall inure to the benefit of the Administrative Agent, the Fronting Bank, the LC Administrator and the Lenders and its and their successors and assigns and shall bind the Borrower and the successors, representatives, legal representatives and/or heirs and assigns of the Borrower.
     14.10 Choice of Law/Binding Effect. This Reimbursement and Pledge Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of New York, excluding the laws applicable to conflicts or choice of law (other than Section 5-1401 of the New York General Obligations Law). Regardless of any provision in any other agreement, for purposes of Article 9 of the uniform commercial code as in effect in the State of New York, New York shall be deemed to be the Administrative Agent’s, the Fronting Bank’s, the LC Administrator’s and the Lenders’ jurisdiction.

     14.11 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS REIMBURSEMENT AND PLEDGE AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF ANY OF THE PARTIES HERETO RELATING TO ENFORCEMENT OF THE LOAN DOCUMENTS AND AGREES THAT IT WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. Except as prohibited by law, each of the Borrower, the Fronting Bank, the LC Administrator, the Lenders and the Administrative Agent hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (a) certifies that no representative, agent or attorney of any Lender, the Fronting Bank, the LC Administrator or the Administrative Agent has represented, expressly or otherwise, that such Lender, the Fronting Bank, the LC Administrator or the Administrative Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Administrative Agent, the Fronting Bank, the LC Administrator and the Lenders have been induced to enter into this Reimbursement and Pledge Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.
     14.12 Delivery of Additional Documents. The Borrower agrees to execute and deliver to the Administrative Agent and/or third parties designated by the Administrative Agent such additional documents, notices, requests and other instruments as the Administrative Agent deems reasonably necessary or advisable to protect the Administrative Agent’s rights under this Reimbursement and Pledge Agreement.
     14.13 Confidentiality. Each Lender agrees to maintain and to cause its Affiliates to maintain the confidentiality of all information provided to it by the Borrower or any Subsidiary of the Borrower, or by the Administrative Agent on behalf of the Borrower or any Subsidiary of the Borrower under this Reimbursement and Pledge Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Reimbursement and Pledge Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated directly with the Borrower or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Lender or its Affiliates or in violation of any applicable confidentiality agreement known to the Lender, or (ii) was or becomes available on a non-confidential basis from a source other than the Borrower, provided that such source is not bound by a confidentiality agreement with the Borrower and/or with any restrictions on its use known to the Lender; provided, however, that any Lender may disclose such information (A) at the request or pursuant to any requirement of any governmental authority or self regulatory body to which the Lender is subject or in connection with an examination of such Lender by any such authority; provided that the Lender makes reasonable efforts to request confidential treatment of such information to the extent permitted by law; (B)

pursuant to subpoena or other court process; (C) as may be required (in such Lender’s reasonable judgment) in accordance with the provisions of any applicable requirement of law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent, any Lender or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Lender’s independent auditors and other professional advisors who agree to the confidentiality provisions hereof; and (G) to any Participant or Eligible Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder.
     14.14 Consents, Amendments, Waivers, Etc. Any consent or approval required or permitted by this Reimbursement and Pledge Agreement to be given by the Lenders may be given, and any term of this Reimbursement and Pledge Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or any of its Subsidiaries of any terms of this Reimbursement and Pledge Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Required Lenders. Notwithstanding the foregoing, no amendment, modification or waiver shall:
          (a) without the written consent of the Borrower and each Lender directly affected thereby:
     (i) reduce or forgive the principal amount of any Reimbursement Obligations, or reduce the Letter of Credit Fee, the Commitment Fee or interest on amounts due hereunder or under the other Loan Documents (other than interest accruing pursuant to §2.4.4 following the effective date of any waiver by the Required Lenders of the Default or Event of Default relating thereto);
     (ii) increase the amount of such Lender’s Commitment or extend the expiration date of such Lender’s Commitment;
     (iii) postpone or extend either Commitment Termination Date or any other regularly scheduled dates for payments of Reimbursement Obligations or any Fees or other amounts payable to such Lender (it being understood that (A) a waiver of the application of the Default Rate and (B) any vote to rescind any exercise of remedies made pursuant to §11 of amounts owing with respect to the Obligations shall require only the approval of the Required Lenders); and
     (iv) other than pursuant to a transaction permitted by the terms of this Reimbursement and Pledge Agreement, release all or substantially all of the Pledged Collateral (excluding, if the Borrower or any Subsidiary of the Borrower becomes a debtor under the federal Bankruptcy Code, the release of “cash collateral”, as defined in Section 363(a) of the federal Bankruptcy Code pursuant to a cash collateral stipulation with the debtor approved by the Required Lenders) or amend the multipliers set forth in Schedule 1.2;

          (b) without the written consent of all of the Lenders, amend or waive this §14.14 or the definition of Required Lenders;
          (c) without the written consent of the Administrative Agent, amend or waive §12, the amount or time of payment of any fees or expenses payable to the Administrative Agent or any other provision applicable to the Administrative Agent;
          (d) Without the written consent of the Fronting Bank and the LC Administrator, the rights or duties of the Fronting Bank and the LC Administrator under this Reimbursement and Pledge Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it.
No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances. The Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Delinquent Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.
     14.15 Agent for Service. The Borrower has irrevocably designated, appointed, and empowered CT Corporation System, with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011 as its designee, appointee and agent to receive and accept for and on its behalf, service of any and all legal process, summons, notices and documents which may be served in any action, suit or proceedings brought against the Borrower in any United States or State of New York court. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Borrower agrees to designate a new designee, appointee and agent in the Borough of Manhattan, The City of New York on the terms and for the purposes of this §14.15 satisfactory to the Administrative Agent. The Borrower further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any action, suit or proceeding against the Borrower by serving a copy thereof upon the relevant agent for service of process referred to in this §14.15 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified air mail, postage prepaid, to the Borrower at its address specified in §14.7 hereof. The Borrower agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the Lenders or the Administrative Agent to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Borrower or bring actions, suits or proceedings against the Borrower in such other jurisdictions, and in such manner, as may be permitted by applicable law. Each of the Borrower, the Administrative Agent and the Lenders irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Reimbursement and Pledge Agreement or any other Loan Document brought in the United States Federal courts located in the Borough of Manhattan, The City of New York or the courts of the State of New York and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. The Borrower, the Administrative Agent and the Lenders each waive personal service of any summons, complaint or other process and irrevocably consent to the service of process by registered mail, postage prepaid, or by any other means permitted by New York or federal law.
     14.16 Conversion. If, for the purpose of obtaining judgment in any court or obtaining an order enforcing a judgment, it becomes necessary to convert any amount due under this Reimbursement and Pledge Agreement in Dollars into any other currency (hereinafter in this §14.16 called the “second currency”), then the conversion shall be made at the rate of exchange used by the Administrative Agent prevailing on the Business Day preceding the day on which the judgment is given or (as the case may be) the order is made. In the event that there is a difference between the rate of exchange on the basis of which the amount of such judgment or order is determined and the rate of exchange prevailing on the date of payment, then the rate of exchange prevailing on the date of payment shall govern the amount owing hereafter, and the Borrower agrees to pay such amount as may be necessary to ensure that the amount paid on such date in the second currency is the amount in such second currency which, when converted at the rate of exchange for buying Dollars with the second currency prevailing on the date of payment, is the amount which was due under this Reimbursement and Pledge Agreement in Dollars before such judgment was obtained or made. Any amount due from the Borrower to the Administrative Agent and/or the Lenders under the second sentence of this §14.16 will be due as a separate debt of the Borrower to the Administrative Agent and/or the Lenders, shall constitute an Obligation hereunder and shall not be affected by judgment or order being obtained for any other sum due under or in respect of this Reimbursement and Pledge Agreement. The covenants contained in this §14.16 shall survive the payment in full of all of the other Obligations of the Borrower under this Reimbursement and Pledge Agreement.
     14.17 Counterparts. This Reimbursement and Pledge Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. Delivery by facsimile by any of the parties hereto of an executed counterpart hereof or of any amendment or waiver hereto shall be as effective as an original executed counterpart hereof or of such amendment or waiver and shall be considered a representation that an original executed counterpart hereof or such amendment or waiver, as the case may be, will be delivered.
     14.18 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Unpaid Reimbursement Obligation or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative

Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
     14.19 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Reimbursement and Pledge Agreement and those of any other Loan Document, the provisions of this Reimbursement and Pledge Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Reimbursement and Pledge Agreement.
     14.20 Severability. If any provision of this Reimbursement and Pledge Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Reimbursement and Pledge Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     14.21 Tax Forms. (a) Each Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “Foreign Lender”) shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Reimbursement and Pledge Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Reimbursement and Pledge Agreement) or such other evidence satisfactory to the Company and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Reimbursement and Pledge Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its lending office) to avoid any requirement of applicable laws that the

Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.
          (b) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to United States withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.
     14.22 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

     IN WITNESS WHEREOF, the undersigned have duly executed this Letter of Credit Reimbursement and Pledge Agreement as of the date first set forth above.

MONTPELIER REINSURANCE LTD.

By:	/s/ NEIL MCCONACHIE

Name:	Neil Mc Conachie
Title:	Treasurer and Chief Accounting Officer
Senior Vice President
Montpelier Reinsurance Ltd.

BANK OF AMERICA, N.A., individually as Administrative Agent, Fronting Bank, L/C Administrator and Lender

By:	/s/ TIMOTHY CASSIDY

Name:	Timothy Cassidy
Title:	Vice President

JPMORGAN CHASE BANK, N.A., as Lender and Syndication Agent

By:	/s/ HELEN L. NEWCOMB

Name:	Helen L. Newcomb
Title:	Vice President

CREDIT SUISSE, CAYMAN ISLANDS BRANCH

By:	/s/ JAY CHALL

Name:	Jay Chall
Title:	Director

By:	/s/ JAMES NEIRA

Name:	James Neira
Title:	Associate

THE BANK OF NEW YORK, as Lender and Co-Documentation Agent

By:	/s/ SREECARAN GANESAN

Name:	Sreecaran Ganesan
Title:	Vice President

BARCLAYS BANK PLC, as Lender and Co-Documentation Agent

By:	/s/ RICHARD ASKEY

Name:	Richard Askey
Title:	Director - Insurance

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ LAWRENCE KARP
Name:	Lawrence Karp
Title:	Senior Vice President

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ RUTH LEUNG

Name:	Ruth Leung
Title:	Director

By:	/s/ RICHARD HERDER

Name:	Richard Herder
Title:	Managing Director

ING BANK N.V., LONDON BRANCH, as Lender and Co-Documentation Agent

By:	/s/ MIKE SHARMAN

Name:	Mike Sharman
Title:	Managing Director

By:	/s/ NICK MARCHANT

Name:	Nick Marchant
Title:	Director

ROYAL BANK OF SCOTLAND PLC

By:	/s/ RICHARD KERTON

Name:	Richard Kerton
Title:	Head of Transaction Team

KEYBANK NATIONAL ASSOCIATION, as Lender and Co-Documentation Agent

By:	/s/ MARY K. YOUNG

Name:	Mary K. Young
Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ JOAN ANDERSON

Name:	Joan Anderson
Title:	Director

SCHEDULE 1.1
COMMITMENTS

		Commitment
Lender	Commitment	Percentage
Bank of America, N.A.	$100,000,000	10.00%
JPMorgan Chase Bank, N.A.	$100,000,000	10.00%
Barclays Bank plc	$95,000,000	9.50%
ING Bank N.V., London Branch	$95,000,000	9.50%
The Bank of New York	$95,000,000	9.50%
Key Bank, National Association	$95,000,000	9.50%
Deutsche Bank AG, New York Branch	$90,000,000	9.00%
HSBC Bank USA, National Association	$90,000,000	9.00%
Wachovia Bank, National Association	$90,000,000	9.00%
Credit Suisse, Cayman Islands Branch	$75,000,000	7.50%
Royal Bank of Scotland plc	$75,000,000	7.50%

TOTAL	$1,000,000,000	100.00%

Sch. 1

SCHEDULE 1.2
COLLATERAL COVERAGE AMOUNT CALCULATION

	Applicable Percentage	Applicable Percentage
	of Fair Market Value	of Fair Market Value
	if A.M. Best Rating	if A.M. Best Rating
Eligible Collateral	of A- or Above	of B++ or Below
Cash	100%	90%

Cash Equivalents	90%	80%

Government Debt with maturities of less than two years	95%	85%

Government Debt with maturities of two years or more but not more than 10 years	90%	80%

Government Debt with maturities of more than 10 years	85%	75%

Federal Agency Debt with maturities of less than two years	95%	85%

Federal Agency Debt with maturities of two years or more but not more than 10 years	90%	80%

Federal Agency Debt with maturities of more than ten years	85%	75%

Corporate Securities rated at least AA- by S&P or Aa3 by Moody’s with maturities of less than two years	90%	80%

Corporate Securities rated at least AA- by S&P or Aa3 by Moody’s with maturities between two and ten years	85%	75%
Sch. 1.2-1

	Applicable Percentage	Applicable Percentage
	of Fair Market Value	of Fair Market Value
	if A.M. Best Rating	if A.M. Best Rating
Eligible Collateral	of A- or Above	of B++ or Below
Corporate Securities rated less than AA- but at least BBB by S&P or rated less than Aa3 but at least Baa2 by Moody’s with maturities of ten years or less	80%	70%

Municipal Securities rated AAA by S&P or Aaa by Moody’s	90%	80%

Municipal Securities rated less than AAA but at least BBB by S&P or rated less than Aaa but at least Baa2 by Moody’s	85%	75%

ABSs rated AAA by S&P or Aaa by Moody’s with maturities of 10 years or less	80%	70%

MBS Investments rated AAA by S&P or Aaa by Moody’s with maturities of 10 years or less	80%	70%
Sch. 1.2-2

SCHEDULE 5.6
LITIGATION
None
Sch. 5.6

SCHEDULE 5.16
SUBSIDIARIES

SUBSIDIARY	JURISDICTION
Montpelier Marketing Services (UK) Limited	UK
Montpelier Holdings (Barbados) SRL	Barbados
Montpelier Agency Ltd.	Bermuda
Sch. 5.16

SCHEDULE 14.7
ADMINISTRATIVE AGENT’S OFFICE;
CERTAIN ADDRESSES FOR NOTICES
THE BORROWER:

MONTPELIER REINSURANCE LTD.
8 Par-La-Ville Road
Hamilton, HM 08 Bermuda
Attention:	Neil McConachie
Senior Vice President and Treasurer
Telephone:	(441) 297-9576
Facsimile:	(441) 296-5551
E-Mail:	neil.mcconachie@montpelierre.bm

with a
copy to:	Jonathan Kim
General Counsel
Telephone:	(441) 297-9595
Facsimile:	(441) 296-5551
E-Mail:	jonathan.kim@montpelierre.bm
www.montpelierre.bm
ADMINISTRATIVE AGENT:
Administrative Agent’s Office
(for payments and Requests for Credit Extensions):

Bank of America N.A.
Credit Services
1850 Gateway Boulevard
Mail Code: CA4-706-05-09
Concord, CA 94520
Attention:	Gail Robin
Telephone:	(925) 675-8439
Facsimile:	(888) 969-2621
E-Mail:	gail.l.robin@bankofamerica.com
Sch. 14.7-1

For US Dollars:
Pay through Bank of America NA, Dallas, TX
ABA#
Credit A/C#:
Attn: Credit Services #
Ref: Montpelier Reinsurance Ltd.
FRONTING BANK AND LC ADMINISTRATOR:
(Bank of America)
(for payments and Requests for Letters of Credit)

Bank of America N.A.
Supervisor, Standby Unit
1 Fleet Way
Scranton, PA 18507
Attention:	Mike Grizzanti
Telephone:	(570) 330-4212
Facsimile:	(570) 330-4186
E-Mail:	Michael_a_grizzanti@bankofamerica.com
Payments:
Pay through Bank of America N.A., Scranton, PA
ABA#
Credit A/C#
Acct. Name: Standby Unit
Ref: Montpelier Reinsurance ltd.
LENDERS:

BANK OF AMERICA, N.A.
231 S. LaSalle Street, 10th Floor
Chicago, Illinois 60604
Attention:	Timothy Cassidy
Telephone:	(312) 828-3816
Facsimile:	(312) 828-1997
E-Mail:	timothy.cassidy@bankofmerica.com
Sch. 14.7-2

JPMORGAN CHASE BANK, N.A.
270 Park Avenue, 22nd Floor
New York, NY 10022
Attention:	Helen Newcomb
Telephone:	(212) 270-6260
Facsimile:	(212) 270-1511
E-Mail:	helen.l.newcomb@jpmorgan.com

BARCLAYS BANK PLC
Level 28
One Churchill Place
London E14 5HP
Attention:	Clinton Murr
Telephone:	020 7116 4985
Facsimile:	020 7116 7643
E-Mail:	clinton.murr@barclayscorporate.com

CREDIT SUISSE, CAYMAN ISLAND BRANCH
Eleven Madison Avenue
New York, New York 10010
Attention:	Barbara Wong
Telephone:	(212) 538-2987
Facsimile:	(212) 325-8615
E-Mail:	barbara.wong@csfb.com

DEUTSCHE BANK AG NEW YORK BRANCH
60 Wall Street
Mail Stop NYC60-2509
New York, NY 10005
Attention:	Ruth Leung
Telephone:	(212) 250-8650
Facsimile:	(212) 797-0270
E-Mail:	rleung@db.com

KEYBANK NATIONAL ASSOCIATION
127 Public Square
Cleveland, OH 44114
Attention:	Mary K. Young
Telephone:	(216) 689-4443
Facsimile:	(216) 689-4981
E-Mail:	mary_k_young@KeyBank.com
Sch. 14.7-3

ING BANK N.V., LONDON BRANCH
60 London Wall
London, England
EC2M 5TQ
Attention:	Nick Marchant, Director
Telephone:	207 767 5902
Facsimile:	207 767 7507
E-Mail:	nick.marchant@uk.ing.com

ROYAL BANK OF SCOTLAND PLC
City Markets Group
9th Floor
280 Bishopsgate
London, England
EC2M 4RB
Attention:	Carl Boulton, Corporate Manager
Telephone:	44 7276 1041
Facsimile:	44 7672 1073
E-Mail:	carl.boulton@rbs.co.uk

THE BANK OF NEW YORK
Insurance Division
One Wall Street, 17th Floor
New York, New York 12086
Attention:	Sreecaran Ganesan
Telephone:	(212) 635-4566
Facsimile:	(212) 809-9520
E-Mail:	aganesan@bankofny.com

HSBC BANK USA, NATIONAL ASSOCIATION
452 Fifth Avenue
New York, New York 10018
Attention:	Anthony C. Valencourt, Managing Director.
Telephone:	(212) 525-2579
Facsimile:	(212) 525-2573
E-Mail:	anthony.c.valencourt@us.hsbc.com

WACHOVIA BANK, NATIONAL ASSOCIATION
301 S. College Street
Charlotte, NC 28202
Attention:	Karen Hanke
Telephone:	(704) 374-3061
Facsimile:	(704) 383-1625
E-Mail:	Karen.hanke@wachovia.com
Sch. 14.7-4

EXHIBIT A
ASSIGNMENT AND ASSUMPTION
     This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, the Letters of Credit included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:	[and is an Affiliate/Approved Fund

of [identify Lender]]

3.	Borrower(s):

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement: Letter of Credit Reimbursement and Pledge Agreement, dated as of November 15, 2005, among Montpelier Reinsurance Ltd., the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

6.	Assigned Interest:

Aggregate
	Amount of	Amount of	Percentage
	Commitment	Commitment	Assigned of		CUSIP
Facility Assigned	for all Lenders*	Assigned*	Commitment[1]		Number
Tranche A Commitment	$	$		%
Tranche B Commitment	$	$		%
[7.     Trade Date:                                           ]2
Effective Date:                     , 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]3
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]
By:
Title:

ASSIGNEE [NAME OF ASSIGNEE]
By:
Title:

[1]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[2]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

[3]	The Effective Date will be subject to the provisions of Section 13.2 of the Credit Agreement.

[Consented to and][4] Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent and Fronting Bank

By:

Title:

[Consented to:][5]

MONTPELIER REINSURANCE LTD.

By:

Title:

[4]	To be added only if the consent of the Administrative Agent and the Issuing Bank is required by the terms of the Credit Agreement.

[5]	To be added only if the consent of The Borrower is required by the terms of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
[___________________]6
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
     1. Representations and Warranties.
     1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby, and (iv) under current law, no tax is required to be withheld by the Borrowers with respect to any payments (including fees) to be made to Assignee under the Credit Agreement or any other Credit Document, and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of either Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by either Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.
     1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.4 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Non-U.S. Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the

[6]	Describe Credit Agreement at option of Administrative Agent.

obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.
     2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
     3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT C
FORM OF COMPLIANCE CERTIFICATE
________, __, 200_
Bank of America, N.A.
[insert Agency address]

Re:	Montpelier Reinsurance Ltd. and Montpelier Re Holdings Ltd.
     Reference is made to the Letter of Credit Reimbursement and Pledge Agreement, dated as of November 15, 2005 (the “Reimbursement and Pledge Agreement”), by and among Montpelier Reinsurance Ltd., a company organized under the laws of Bermuda (the “Borrower”), the lenders party thereto (the “Lenders”) and Bank of America, N.A. as administrative agent for the lenders (the “Administrative Agent”). Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Reimbursement and Pledge Agreement.
     This Compliance Certificate is being furnished to the Administrative Agent pursuant to Section 6.4(d) of the Reimbursement and Pledge Agreement. The undersigned officer of Parent hereby certifies to you as follows: the information furnished in the calculations attached hereto was true and correct as of the last day of the fiscal period ended __________________ and the undersigned officer of the Borrower hereby certifies to you as follows: as of the date of this certificate, there exists no Event of Default under any of the Loan Documents.
     IN WITNESS WHEREOF, the undersigned officer has executed this Compliance Certificate as of the date first written above.

MONTPELIER RE HOLDINGS LTD.

By:

Name:

Title:

MONTPELIER REINSURANCE LTD.

By:

Name:

Title:

Compliance Certificate Worksheet
for
MONTPELIER RE HOLDINGS LTD.
__________ __, 200_
1.	Section 8.1 — Leveraged Ratio

A. Consolidated Debt of the Parent and its Subsidiaries	$
B. Hedging Obligations	$
C. Consolidated Debt (Item A minus Item B)	$
D. Consolidated Net Worth	$
E. Item C plus Item D	$
F. Ratio of Item C to Item E		%
Item 1 is not permitted to exceed 30%.
2.	Section 8.2 — A.M. Best Rating

A.M. Best Rating of The Borrower
A.M. Best Rating is not permitted to fall below the rating of “B++”.

EXHIBIT D
FORM OF PLEDGED COLLATERAL CERTIFICATE
________, __, 200_
Bank of America, N.A.
[insert Agency address]
           Re: Montpelier Reinsurance Ltd.
     Reference is made to the Letter of Credit Reimbursement and Pledge Agreement, dated as of November 15, 2005 (the “Reimbursement and Pledge Agreement”), by and among Montpelier Reinsurance Ltd., a company organized under the laws of Bermuda (the “Borrower”), the lenders party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent for the Lenders (the “Administrative Agent”). Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Reimbursement and Pledge Agreement.
     This Pledged Collateral Certificate is being furnished to the Administrative Agent pursuant to Section 6.4(e) of the Reimbursement and Pledge Agreement. The undersigned officer of the Borrower hereby certifies to you as follows: (a) the information furnished in the calculations attached hereto was true and correct as of the last Business Day of the month ended immediately preceding the date of this certificate and (b) as of the date of this certificate, there exists no Event of Default under any of the Loan Documents.
     IN WITNESS WHEREOF, the undersigned officer has executed this Pledged Collateral Certificate as of the date first written above.

MONTPELIER REINSURANCE LTD.

By:

Name:

Title:

EXHIBIT E
FORM OF SEVERAL LETTER OF CREDIT
Date:
[IRREVOCABLE DOCUMENTARY CREDIT NO.                                        ]
[Beneficiary]
[Address]
     Ladies and Gentlemen:
     We, the issuing banks listed below (hereinafter referred to individually as a “Letter of Credit Bank,” and collectively, the “Letter of Credit Banks”), hereby establish in your favor for the account of Montpelier Reinsurance Ltd. this clean Irrevocable Letter of Credit No.                      in the amount up to but not exceeding the Letter of Credit Commitment (as defined below).
     This Letter of Credit is not subject to any condition or qualifications not set forth herein.
     The maximum liability of each Letter of Credit Bank with respect to any demand for payment made hereunder shall be its Commitment Share of the amount of such demand for payment, as follows:

	COMMITMENT		MAXIMUM SHARE OF LETTER OF
LETTER OF CREDIT BANK	SHARE		CREDIT COMMITMENT
[Lender]		%	U.S.$
[Lender]		%	U.S.$
[Lender]		%	U.S.$
TOTAL	100%		U.S. $
     The obligations of the Letter of Credit Banks hereunder are several and not joint, and no Letter of Credit Bank shall be responsible or otherwise liable for the failure of any other Letter of Credit Bank to perform its obligations hereunder, nor shall the failure of any Letter of Credit Bank to perform its obligations under this Letter of Credit relieve any other Letter of Credit Bank of its obligations hereunder.

     Each drawing honored by the Letter of Credit Banks shall reduce the Letter of Credit Amount pro tanto.
     Subject to the further provisions of this Letter of Credit, demands for payment may be made by you on or prior to the Expiration Date (as defined below) from time to time hereunder by presentation to Bank of America, N.A., as agent (in such capacity, the “Letter of Credit Agent”) of a draft signed by a person purporting to be your authorized officer. Such draft may be in the form of a writing or in the form of a telex or other writing transmitted by any telecommunication facility (in which case a signed copy shall thereafter be promptly sent to the Letter of Credit Agent). Such draft shall be dated the date of presentation and shall be presented at the Letter of Credit Agent’s office located at One Fleet Way, Scranton, PA 18507, or via facsimile in accordance herewith.
     We the Letter of Credit Banks listed herein hereby agree that all demands for payment hereunder made in compliance with the terms of this Letter of Credit will be duly honored by us upon delivery of the draft as specified above and if presented at the Letter of Credit Agent’s aforesaid office on or before the Expiration Date hereof. Demand for payment may be made by you under this Letter of Credit at any time during the Letter of Credit Agent’s business hours at its aforesaid address at One Fleet Way, Scranton, PA 18507, or via facsimile in accordance herewith on a Business Day (as hereinafter defined). Each drawing under this Letter of Credit shall be remitted to you in accordance with your instructions. The obligation of the Letter of Credit Banks to honor demands for payment is not contingent upon reimbursement with respect thereto.
     As used in this Letter of Credit:
     (a) “Business Day” means any day other than a Saturday, a Sunday and any day on which banking institutions in Chicago, Illinois are authorized by law to close.
     (b) “Letter of Credit Commitment” means $                                        .
     Only you may make a drawing under this Letter of Credit. Upon payment to you of its Commitment Share of the Letter of Credit Commitment specified in a demand presented hereunder, a Letter of Credit Bank shall be fully discharged of its obligation under this Letter of Credit to the extent of its Commitment Share of such demand and such Letter of Credit Bank shall not thereafter be obligated to make any further payments under this Letter of Credit in respect of such demand.
     The term “you” as used herein includes any successor to you by operation of law. If a court of law appoints a successor in interest to you, then the term “you” includes, and, if the Letter of Credit Agent has written notice thereof, is limited to, the court-appointed domiciliary receiver (including conservator, rehabilitator or liquidator).
     This Letter of Credit shall expire on the earlier of (i) 5:00 p.m. (Chicago time) on                     , 200___ (or if such day shall not be a Business Day, the preceding Business Day)[;

provided, however, that such date (or any extended date) shall be extended for one year unless at least 30 days prior to such date (or such extended date) the Letter of Credit Agent has given you prior written notice of such expiration at your address above or at such address as you may have provided us with prior notice thereof] (such date, as so extended, shall be called the “Expiration Date”). No drawing may be made by you after the Expiration Date. Provided that we are not in default with respect to our obligations under this Letter of Credit, you shall surrender this Letter of Credit to the Letter of Credit Agent promptly following our request therefor on or after the Expiration Date.
     This Letter of Credit is not assignable or transferable. This Letter of Credit is subject to and governed by the law(s) of the State of New York, and the International Standby Practices 98 (ISP98) (International Chamber of Commerce Publication No. 590), except that, if the Letter of Credit Agent is closed for reasons described in Article 3.14, thereof, the Letter of Credit Agent hereby agrees to effect payment, if this Letter of Credit is drawn against otherwise in compliance with the terms and conditions hereof, within thirty (30) days after the resumption of business. In the event of any conflict, the laws of the State of New York will control.
     All drafts presented to us in connection with any demand for payment hereunder, as well as all notices and other communications to us in respect of this Letter of Credit, shall be in writing and addressed and presented to the Letter of Credit Agent at One Fleet Way, Scranton, PA 18507, or via facsimile in accordance herewith (570) 330-4187, Attention: Letter of Credit Department, and shall make specific reference to the Letter of Credit Agent’s Letter of Credit number for this Letter of Credit. Such documents, notices and other communications shall be personally delivered to the Letter of Credit Agent, or may be sent to us by facsimile transmission, promptly confirmed by delivery of the written document, notice or other communication, as the case may be, at (570) 330-4187.
     This Letter of Credit may be amended to delete a Letter of Credit Bank or add a Letter of Credit Bank, or change Commitment Shares, provided that such amendment does not decrease the Letter of Credit Commitment, and need only be signed by the Letter of Credit Agent so long as any Letter of Credit Bank added shall be approved by the Securities Valuation Office of the National Association of Insurance Commissioners and shall have a rating of “A3” or better from Moody’s and/or “A” or better from Standard and Poor’s, and/or “A-” or better from Fitch.

     If you require any assistance or have any questions regarding this transaction, please call (570) 330-4214.

Very truly yours,

BANK OF AMERICA, NATIONAL
ASSOCIATION, Letter of Credit Agent

By:

Name:

Title:

EXHIBIT B
CONTROL AGREEMENT
     This Control Agreement is dated as of November 15, 2005, among Montpelier Reinsurance Ltd. (the “Customer”), Bank of America, N.A., as Administrative Agent (the “Agent”) for itself and the other lending institutions party to the Letter of Credit Reimbursement and Pledge Agreement dated as of November 15, 2005 (as amended, supplemented and restated from time to time, the “Letter of Credit Agreement”), and The Bank of New York (the “Custodian”).
WITNESSETH:
     WHEREAS, pursuant to a Global Custody Agreement between Custodian and the Customer (the “Custodian Agreement”), Custodian acts as custodian for the Customer’s assets;
     WHEREAS, the Agent, various lending institutions and the Customer have entered into the Letter of Credit Agreement;
     WHEREAS, pursuant to the terms of the Letter of Credit Agreement, the Customer will from time to time pledge certain assets specified by the Customer and identified to Custodian as Collateral (as defined below) to secure the Customer’s obligations under the Letter of Credit Agreement; and
     WHEREAS, the Agent, the Customer and Custodian are entering into this Agreement to continue to provide for the control of the Collateral and the Collateral Accounts (as defined below);
     NOW THEREFORE, in consideration of the mutual promises set forth hereafter, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
     Whenever used in this Agreement, the following words shall have the meanings set forth below:
     1. “Authorized Person” shall be any person, whether or not an officer or employee of the Agent or the Customer, duly authorized by the Agent or the Customer, respectively, to give Written Instructions on behalf of the Agent or the Customer, respectively, such persons to be designated in a Certificate of Authorized Persons, in the form attached hereto as Exhibit A, which contains a specimen signature of such person.
     2. “Collateral” shall have the meaning set forth in Article II, paragraph l.
     3. “Collateral Accounts” shall mean the Securities Account and the Deposit Account described in Article II, paragraph 1 hereof.

     4. “Depository” shall mean the Treasury/Reserve Automated Debt Entry System maintained at The Federal Reserve Bank of New York for receiving and delivering securities, The Depository Trust Company and any other clearing corporation within the meaning of Section 8-102 of the UCC or otherwise authorized to act as a securities depository or clearing agency, and their respective successors and nominees.
     5. “Federal Agencies” shall mean any of the following agencies of the federal government of the United States: (a) Government National Mortgage Association; (b) the Export-Import Bank of the United States; (c) the Farmers Home Administration, an agency of the United States Department of Agriculture; (d) the United States General Services Administration; (e) the United States Maritime Administration; (f) the United States Small Business Administration; (g) the Commodity Credit Corporation; (h) the Rural Electrification Administration; (i) the Rural Telephone Bank; (j) Washington Metropolitan Area Transit Authority; (k) Federal Home Loan Mortgage Corporation; (1) Federal National Mortgage Association; (m) Federal Housing Finance Board; (n) Federal Home Loan Bank; and (o) such other federal agencies as are reasonably acceptable to the Agent.
     6. “Identified Securities” shall have the meaning set forth in Article V, paragraph 3.
     7. “Notice of Exclusive Control” shall mean a written notice, in the form attached hereto as Exhibit B, given by the Agent to the Custodian that the Agent is exercising sole and exclusive control of the Securities Account and the Collateral credited thereto.
     8. “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York.
     9. “Written Instructions” shall mean written communications delivered to the Custodian via S.W.I.F.T., tested telex, letter, facsimile transmission, or other method or system specified by the Custodian as available for use in connection with this Agreement.
     The terms “bank”, “deposit account”, “entitlement holder”, “entitlement order”, “financial asset”, “investment property”, “proceeds”, “security”, “security entitlement” and “securities intermediary” shall have the meanings set forth in Articles 8 and 9 of the UCC.
ARTICLE II
COLLATERAL ACCOUNTS
     1. Collateral Accounts. The Customer, from time to time, shall provide Written Instructions to Custodian to segregate certain cash, U.S. Government securities, securities issued by Federal Agencies or other securities acceptable to the Agent and the proceeds of any of the foregoing (the “Collateral”) for the benefit of the Agent. Such Collateral (other than cash Collateral) shall be identified and segregated in a separate account on Custodian’s books and records under the name “Montpelier FBO Bank of America Securities A/C,” account number            (the “Securities Account”). Custodian shall hold such Collateral as financial assets. Custodian shall identify and segregate in a separate deposit account (as defined in Section 9-102 of the UCC) any cash Collateral and hold it under the name “Montpelier FBO Bank of America Cash Dep. A/C,” account number        (the “Deposit Account” and, together with the

Securities Account, the “Collateral Accounts”). Custodian shall have no responsibility for determining the adequacy of any Collateral required hereunder or under the Letter of Credit Agreement, nor will it assume responsibility for any calculations related to any Collateral requirements under the Letter of Credit Agreement.
     2. Status of the Custodian. Custodian agrees that it is acting as a securities intermediary, as defined in Section 8-102 of the UCC with respect to the Collateral in the Securities Account, except Identified Securities. Custodian agrees, with respect to the Deposit Account, that it is acting as a “bank” as such term is used in Section 9-102(a)(8) of the UCC. The parties hereto agree that (i) the Deposit Account constitutes a “deposit account” within the meaning of Article 9 of the UCC, (ii) the Securities Account constitutes a “securities account” within the meaning of Article 8 of the UCC, and (iii) all Collateral other than cash now or hereafter held, credited or carried by, in or to the credit of Securities Account shall be treated as “financial assets” within the meaning of Article 8 of the UCC.
ARTICLE III
ACCOUNT CONTROL
     1. Security Interest. This Agreement is intended by the Agent and the Customer to grant “control” of the Collateral Accounts and the Collateral to the Agent for purposes of perfection of the Agent’s security interest in such Collateral pursuant to Article 8 and Article 9 of the UCC, and Custodian hereby acknowledges that it has been advised of the Customer’s grant to the Agent of a security interest in the Collateral Accounts and the Collateral. Notwithstanding the foregoing, Custodian makes no representation or warranty with respect to the creation or enforceability of any security interest in the Collateral Accounts. The Agent and the Customer each agree to provide Custodian with a Certificate of Authorized Persons in the form of Exhibit A attached hereto (as may be amended from time to time).
     2. Control of the Securities Account.
     (a) The Custodian shall comply with the entitlement orders originated by the Agent with respect to the Securities Account and the Collateral therein without further consent of the Customer or any other person or entity. In addition, unless and until Custodian receives a Notice of Exclusive Control or if all previous Notices of Exclusive Control have been revoked or rescinded in writing by the Agent, Custodian shall comply with entitlement orders from the Customer and take actions with respect to the Securities Account and the Collateral therein upon the instructions of the Customer; provided, however, that Custodian shall not comply with entitlement orders or instructions from the Customer directing Custodian to make free deliveries to the Customer or withdrawals from the Securities Account or deliver any financial assets to the Customer without the prior written consent of the Agent. Custodian shall have no responsibility or liability to the Agent or the Customer for actions taken in accordance with the instructions set forth in this paragraph, except for Custodian’s bad faith, negligence or willful misconduct in carrying out (or failing to carry out) such instructions. Notwithstanding the foregoing, the Agent shall not withhold any instructions requested by the Customer pursuant to and in accordance with Section 4.7 of the Letter of Credit Agreement.

     (b) Upon receipt by Custodian of a Notice of Exclusive Control, Custodian shall thereafter follow only the instructions of the Agent with respect to the Securities Account and shall comply with any entitlement order received from the Agent, without further consent of the Customer or any other person, and Custodian will not comply with entitlement orders or instructions concerning the Collateral originated by the Customer.
     (c) The Agent represents and warrants to, and agrees with, the Customer that the Agent will only issue to Custodian a Notice of Exclusive Control if an “Event of Default” has occurred under and as defined in the Letter of Credit Agreement which entitles Agent to exercise its rights as a secured party with respect to the Collateral in the Securities Account.
     3. Control by the Agent of the Deposit Account. From and after the date hereof, until termination of this Agreement, (i) Custodian shall take actions with respect to the Collateral in the Deposit Account solely upon the instructions of the Agent, without further consent of the Customer, (ii) unless otherwise instructed by the Agent, Custodian will not permit the Customer or any other person or entity to withdraw funds from the Deposit Account and (iii) the Customer acknowledges that it has no right to make withdrawals or direct transfers from the Deposit Account by direct instruction to Custodian, but that such withdrawals or transfers shall be effected only by instructions from Agent to Custodian, the Agent agreeing to give such instructions to Custodian from time to time in accordance with Section 4.2 of the Letter of Credit Agreement.
     4. Distributions. Custodian shall, without further action by the Customer or the Agent, credit to the Deposit Account or the Securities Account, as applicable, all interest, dividends, proceeds, and other income (whether in cash or in kind) received or collected by Custodian with respect to the Collateral. Interest, dividends, proceeds, and other income shall be considered Collateral.
ARTICLE IV
COLLATERAL SERVICES
     1. Use of Depositories. The Agent and the Customer hereby authorize the Custodian to utilize Depositories to the extent possible in connection with its performance hereunder. Collateral held by the Custodian in a Depository will be held subject to the rules, terms and conditions of such Depository. Where Collateral is held in a Depository, the Custodian shall identify on its records as belonging to the Customer and pledged to the Agent a quantity of securities as part of a fungible bulk of securities held in the Custodian’s account at such Depository. Securities deposited in a Depository will be represented in accounts which include only assets held by the Custodian for its customers.
     2. Release of Collateral. Under certain limited circumstances specified in the Letter of Credit Agreement and otherwise if there are no outstanding Obligations (as such term is defined in the Letter of Credit Agreement) and the Agent’s commitment to advance credit to the Customer has been terminated, the Customer may request the Agent to instruct Custodian to release all Collateral held in the Collateral Accounts. Custodian will effect such release as soon as reasonably practicable after receiving instructions from the Agent and the Customer.

     3. Release of Security Interest. The Agent agrees to notify Custodian promptly in writing when all Obligations of the Customer to the Agent have been fully paid and satisfied (and any commitment of the Agent and the Lenders (as defined in the Letter of Credit Agreement) to advance further amounts or credit under the Letter of Credit Agreement or any of the other Loan Documents (as defined in the Letter of Credit Agreement) has been terminated) or the Agent otherwise no longer claims any interest in the Collateral in the Collateral Accounts, whichever is sooner; at which time Custodian shall release such Collateral to the Customer and execute such documents and instruments of release as reasonably requested by the Agent and the Customer and thereafter shall have no further liabilities or responsibilities hereunder and Custodian’s obligations under this Agreement shall terminate.
     4. Statements. The Custodian shall furnish the Customer and the Agent with advices of transactions affecting the Collateral Accounts and monthly statements for the Collateral Accounts. Each of the Customer and the Agent may elect to receive advices and statements electronically through the Internet to an email address specified by it for such purpose. By electing to use the Internet for this purpose, each of the Customer and the Agent acknowledges that such transmissions are not encrypted and therefore are insecure. Each of the Customer and the Agent further acknowledges that there are other risks inherent in communicating through the Internet such as the possibility of virus contamination and disruptions in service, and agrees that the Custodian shall not be responsible for any loss, damage or expense suffered or incurred by the Customer, the Agent, or any person claiming by or through the Customer or the Agent as a result of the use of such methods.
     5. Notice of Adverse Claims. Upon receipt of notice of any lien, encumbrance or adverse claim against any Collateral Account or any portion of the Collateral carried therein, the Custodian shall use reasonable efforts to notify the Agent and the Customer as promptly as practicable under the circumstances.
ARTICLE V
GENERAL TERMS AND CONDITIONS
     1. Standard of Care: Indemnification. (a) Except as otherwise expressly provided herein, the Custodian shall not be liable for any costs, expenses, damages, liabilities or claims, including reasonable attorneys’ fees (“Losses”) incurred by or asserted against the Customer or the Agent, except those Losses arising out of the negligence or willful misconduct of the Custodian. The Custodian shall have no liability whatsoever for the action or inaction of any Depository. In no event shall the Custodian be liable for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with this Agreement.
     (b) (i) Prior to the issuance of a Notice of Exclusive Control, the Agent and the Customer shall indemnify and hold Custodian harmless with regard to any Losses imposed on or incurred by Custodian arising out of any action or omission of Custodian in accordance with any notice, instruction, or entitlement order given by the Agent or the Customer under this Agreement, except to the extent such Losses have arisen from the negligence or willful misconduct of the Custodian, provided that the Agent’s liability under this clause (i) shall be limited to those amounts for which Custodian has not been reimbursed by the Customer within 30 days after Custodian’s having made written demand on the Customer therefor.

     (ii) After a Notice of Exclusive Control has been issued, the Agent shall indemnify and hold Custodian harmless with regard to any Losses imposed on or incurred by Custodian arising out of any action or omission of Custodian in accordance with any notice, instruction, or entitlement order given by the Agent under this Agreement, except to the extent such Losses have arisen from the negligence or willful misconduct of the Custodian.
     2. No Obligation Regarding Quality of Collateral. Without limiting the generality of the foregoing, the Custodian shall be under no obligation to inquire into, and shall not be liable for, any Losses incurred by the Customer, the Agent or any other person as a result of the receipt or acceptance of fraudulent, forged or invalid Collateral, or Collateral which otherwise is not freely transferable or deliverable without encumbrance in any relevant market.
     3. Identified Securities. The parties hereto acknowledge that no security entitlement under the UCC shall exist with respect to any financial asset held in the Securities Account which is registered in the name of the Customer, payable to the order of the Customer, or specially indorsed to the Customer or any third party (each such asset an “Identified Security”), except to the extent such Identified Security has been specially indorsed by the Customer to Custodian or in blank. The Customer covenants and agrees that it shall not instruct the Custodian to credit Collateral (except cash) to the Securities Account unless such Collateral is registered in the name of the Custodian, indorsed to the Custodian or in blank or credited to another securities account maintained in the name of the Custodian and that in no case will any Collateral or underlying financial asset credited to the Securities Account be registered in the name of the Customer, payable to the order of the Customer or specially indorsed to the Customer, except to the extent such Collateral has been further indorsed to the Custodian or in blank. The parties acknowledge and agree that if any Identified Securities are received by the Custodian and credited to the Securities Account from time to time, such Identified Securities shall (so long as so credited to the Securities Account and so long as this Agreement remains in effect) be held by Custodian for the benefit of the Agent, not in its capacity as a securities intermediary, but in its capacity as a collateral agent under and subject to the terms of this Agreement.
     4. Foreign Securities. The Agent hereby acknowledges that any Collateral in the Securities Account issued outside the United States which may be held by Custodian, a sub-custodian within Custodian’s network of sub-custodians or a Depository or book-entry system for the central handling of securities and other financial assets in which Custodian or a sub-custodian are participants may not permit the Customer to have a security entitlement with respect to such Collateral (and such property shall be deemed for purposes of this Agreement not to be a financial asset held within the Securities Account). The parties hereby further acknowledge that Custodian gives no assurance that a security entitlement is created under the UCC with respect to the Customer’s assets held in Euroclear or Clearstream or their successors.
     5. No Duty of Oversight. The Custodian is not at any time under any duty to supervise the investment of, or to advise or make any recommendation for the purchase, sale, retention or disposition of any Collateral.

     6. Advice of Counsel. The Custodian may, with respect to questions of law, obtain the advice of counsel selected by Custodian with due care and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice.
     7. No Collection Obligations. The Custodian shall be under no obligation to take action to collect any amount payable on Collateral in default, or if payment is refused after due demand and presentment.
     8. Fees and Expenses. The Customer agrees to pay to the Custodian the fees as may be agreed upon from time to time. The Customer shall reimburse the Custodian for all customary and reasonable costs associated with transfers of Collateral to the Custodian and records kept in connection with this Agreement. The Customer shall also reimburse the Custodian for reasonable out-of-pocket expenses which are a normal incident of the services provided hereunder.
     9. Custodian Representations and Agreements. Custodian agrees and confirms, as of the date hereof, and at all times until the termination of this Agreement, that it has not entered into, and until the termination of this Agreement will not enter into, any agreement (other than this Agreement and the Custodian Agreement) with any other person or entity relating to the Collateral or the Collateral Accounts under which it agrees to comply with entitlement orders of such other person or entity.
     10. Advances by the Custodian. It is hereby expressly acknowledged and agreed by the parties that the Custodian shall not be obligated to advance any margin or other credit to the Customer and the Customer agrees that it shall not instruct the Custodian to advance any margin or credit to, for, or on its behalf; provided, however, that Custodian may advance payment to the Collateral Accounts for any purpose (including, but not limited to, failed securities settlements, foreign exchange contracts, assumed settlements or short-term account overdrafts). Custodian agrees that it shall have no lien, encumbrance, claim or right of set-off against the Collateral Accounts or the Collateral carried therein and hereby waives its right (by contract or statute) to any such lien, encumbrance, claim or right of set-off except, that in connection with any charges/debits to the Collateral Accounts for short-term account overdrafts resulting from failed settlement of entitlement orders initiated by the Customer or the Agent, Custodian shall have a lien, encumbrance, claim and right of set-off against the Collateral Account and the Collateral carried therein to the extent of the amount of such short-term account overdrafts and such lien, encumbrance, claim and right of set-off shall be senior to and have priority over any right or claim of the Agent therein until such time as the Customer has reimbursed Custodian for such amounts or such overdrafts.
     11. Effectiveness of Instructions; Reliance; Risk Acknowledgements; Additional Terms. (a) Subject to the terms below, the Custodian shall be entitled to rely upon any Written Instructions delivered to the Custodian in accordance with this Agreement and reasonably believed by the Custodian to be duly authorized and delivered.
     (b) If the Custodian receives Written Instructions which appear on their face to have been transmitted via (i) computer facsimile, email, the Internet or other insecure electronic method, or (ii) secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys, the Agent and the Customer each understands and agrees that the Custodian cannot determine the identity of the actual sender of such Written Instructions and that the Custodian shall conclusively presume that such Written Instructions have been sent by an Authorized Person. The Agent and the Customer shall be responsible for ensuring that only its Authorized Persons transmit such Written Instructions to the Custodian and that all of its Authorized Persons treat applicable user and authorization codes, passwords and/or authentication keys with extreme care.
     (c) The Agent and the Customer each acknowledges and agrees that it is fully informed of the protections and risks associated with the various methods of transmitting Written Instructions to the Custodian and that there may be more secure methods of transmitting Written Instructions than the method(s) selected by it. The Agent and the Customer each agrees that the security procedures (if any) to be followed in connection with its transmission of Written Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.
     (d) If the Agent or the Customer elects to transmit Written Instructions through an on-line communication system offered by the Custodian, its use thereof shall be subject to the Terms and Conditions attached hereto as Exhibit C. If the Agent or the Customer elects (with the Custodian’s prior consent) to transmit Written Instructions through an on-line communications service owned or operated by a third party, it agrees that the Custodian shall not be responsible or liable for the reliability or availability of any such service.
     12. Inspection. Upon reasonable request and provided the Custodian shall suffer no significant disruption of its normal activities, the Agent or the Customer shall have access to the Custodian’s books and records relating to the Collateral Account during the Custodian’s normal business hours. Upon reasonable request, copies of any such books and records shall be provided to the Agent or the Customer at its expense.
     13. Account Disclosure. The Custodian is authorized to supply any information regarding the Account which is required by any law or governmental regulation now or hereafter in effect.
     14. Force Majeure. The Custodian shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority; governmental actions; inability to obtain labor, material, equipment or transportation.
     15. No Implied Duties. The Custodian shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement and the Custodian Agreement, and no covenant or obligation shall be implied against the Custodian in connection with this Agreement except to the extent set forth in this Agreement and the Custodian Agreement. The Custodian shall not be liable or responsible for anything done or omitted to be done by it in good faith and in the absence of negligence and willful misconduct and may rely and shall be protected in acting upon any notice, instruction entitlement order or other communication which it reasonably believes to be genuine and authorized.
ARTICLE VI
MISCELLANEOUS
     1. Termination. This Agreement shall continue in effect until the Agent has notified Custodian in writing that this Agreement is to be terminated. Upon receipt of such notice, the Agent shall have no further right to originate entitlement orders concerning the Collateral Accounts and the Customer shall be entitled to originate entitlement orders concerning the Collateral for any purpose and without limitation except as may be provided in the Custodian Agreement. This Agreement may also be terminated by Custodian, the Agent or the Customer, and shall terminate in the event of the termination of the Custodian Agreement, following thirty (30) days’ prior written notice to the other parties hereto. Upon termination of this Agreement by any party, all Collateral in the Collateral Accounts that has not been released by the Agent shall be transferred, within 30 days of such termination, to a successor custodian designated in writing by the Customer and acceptable to the Agent. In the event no successor is agreed upon, Custodian shall be entitled to petition a court of competent jurisdiction to appoint a successor custodian and shall be indemnified by the Customer for any costs and expenses (including, without limitation, attorneys’ fees) relating thereto.
     2. Certificates of Authorized Persons. The Agent and the Customer agree to furnish to the Custodian a new Certificate of Authorized Persons in the event of any change in the then present Authorized Persons. Until such new Certificate is received, the Custodian shall be fully protected in acting upon Written Instructions of such present Authorized Persons.
     3. Notices. (a) Any notice or other communication given hereunder shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy. Such notice or communication shall be deemed to have been received: (i) if sent by telecopy, upon receipt of confirmation of error-free transmission; (ii) in the case of notice given by hand, on the day of actual delivery; (iii) if sent by overnight courier service, on the next Business Day and (iv) if sent via certified or registered mail, on the third Business Day following the day on which it was dispatched postage prepaid; provided that a notice given in accordance with the above but received on a day which is not a Business Day or after normal business hours in the place of receipt shall be deemed to have been received on the next Business Day.
     (b) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and received by it at its offices at One Wall Street, New York, New York 10286, Attention: Mayra Sacco, Group RM Custody, Telephone: (212) 635-4604, Telecopy: (212) 635-7420, or at such other place as the Custodian may from time to time designate in writing
     (c) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Agent shall be sufficiently given if addressed to the Agent and received by it at its offices at 1850 Gateway Boulevard, CA4-706-0509, Concord, California, 94520, Attention: Gale Robin, Telephone: (925-675-8439), Telecopy: (888-969-2621) or at such other place as the Agent may from time to time designate in writing.

     (d) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Customer shall be sufficiently given if addressed to the Customer and received by it at its offices at Mintflower Place, 8 Par-la-Ville Road, PO Box HM 2079, Pembroke HM HX Bermuda, Attention: Thomas Busher, COO, Telephone: 441-296-5550, Telecopy: 441-296-5551 or at such other place as the Customer may from time to time designate in writing.
     4. Cumulative Rights; No Waiver. Each and every right granted to any party hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of such party to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by such party of any right preclude any other future exercise thereof or the exercise of any other right.
     5. Severability; Amendments; Assignment. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by each of the parties hereto. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by any party without the written consent of the other parties.
     6. Governing Law; Jurisdiction; Waiver of Immunity; Jury Trial Waiver. This Agreement and the Collateral Accounts shall be governed by and construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The State of New York shall be deemed to be the jurisdiction of the Custodian as securities intermediary. The Custodian shall notify the Agent of its intention to amend the governing law provisions of the Custodian Agreement. The Agent, the Customer and the Custodian hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. To the extent that in any jurisdiction the Agent or the Customer may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, the Agent and the Customer each irrevocably agrees not to claim, and hereby waives, such immunity to the extent permitted by law. The Agent, the Customer and the Custodian each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.
     7. No Third Party Beneficiaries. In performing hereunder, the Custodian is acting solely on behalf of the Agent and the Customer and no contractual or service relationship shall be deemed to be established hereby between the Custodian and any other person.
     8. Headings. Section headings are included in this Agreement for convenience only and shall have no substantive effect on its interpretation.
     9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

     10. Conflicts. In the event of a conflict between this Agreement and any other agreement between the Customer and the Custodian, including, without limitation, the Custodian Agreement, the terms of this Agreement shall prevail. The Existing Control Agreement shall be superceded in its entirety by this Agreement and the Existing Agent shall have no further authority under the Existing Control Agreement to originate entitlement orders, issue a Notice of Exclusive Control or direct or instruct the Custodian with regard to the Securities Account, the Deposit Account or any of the Collateral.
[The remainder of this page is intentionally left blank]

     IN WITNESS WHEREOF, the Customer, the Custodian and the Agent have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

MONTPELIER REINSURANCE LTD.
By:
Name:
Title:

BANK OF AMERICA, N.A., as Agent
By:
Name:
Title:

THE BANK OF NEW YORK
By:
Name:
Title:

EXHIBIT A
CERTIFICATE OF AUTHORIZED PERSONS
(Customer — Oral and Written Instructions)
     The undersigned hereby certifies that he/she is the duly elected and acting                      of                     (the “Customer”), and further certifies that the following officers or employees of the Customer have been duly authorized in conformity with the Customer’s Articles of Incorporation and By-Laws to deliver oral and Written Instructions to The Bank of New York (“BNY”) pursuant to the Second Amended and Restated Control Agreement among the Customer, Bank of America, N.A., as Agent and BNY, dated as of May 27, 2004, and that the signatures appearing opposite their names are true and correct:

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature
     This certificate supersedes any certificate of authorized individuals you may currently have on file.

[corporate seal]

Title:
Date:

EXHIBIT B
To Control Agreement Among
Bank of America, n.a., as Agent,
Montpelier Reinsurance Ltd. and the Bank of New York
[Letterhead of Bank of America, N.A.]
[Date]
The Bank of New York
One Wall Street
New York, New York 10286
Attention:
NOTICE OF EXCLUSIVE CONTROL
We hereby instruct you pursuant to the terms of that certain Control Agreement, dated as of November 15, 2005 (as from time to time amended and supplemented, the “Control Agreement”), among the undersigned, Montpelier Reinsurance Ltd. and you, as Custodian, that you (i) shall not follow any entitlement orders of the Customer with respect to the Securities Account or the Collateral from time to time credited thereto held by you for the Customer, and (ii) unless and until otherwise expressly instructed by the undersigned, shall exclusively follow the entitlement orders of the undersigned with respect to such Securities Account and Collateral Terms used but not defined herein shall have the meanings assigned to such terms in the Control Agreement.
Very truly yours,

BANK OF AMERICA, N.A., as Agent

By:

Authorized Signatory
cc:

EXHIBIT C
THE BANK OF NEW YORK
ON-LINE COMMUNICATIONS SYSTEM (THE “SYSTEM”)
TERMS AND CONDITIONS
     1. License; Use. (a) This Exhibit C shall govern Customer’s use of the System and any computer software provided by BNY to Customer in connection herewith (collectively, the “Software”). In the event of any conflict between the terms of this Exhibit C and the main body of this Agreement with respect to Customer’s use of the System, the terms of this Exhibit C shall control.
     (b) Upon delivery to Customer of Software and/or System access codes, Custodian grants to Customer a personal, nontransferable and nonexclusive license to use the Software and the System solely for the purpose of transmitting Written Instructions, receiving reports, making inquiries or otherwise communicating with Custodian in connection with the Account(s). Customer shall use the Software and the System solely for its own internal and proper business purposes and not in the operation of a service bureau. Except as set forth herein, no license or right of any kind is granted to Customer with respect to the Software or the System. Customer acknowledges that Custodian and its suppliers retain and have title and exclusive proprietary rights to the Software and the System, including any trade secrets or other ideas, concepts, know-how, methodologies, or information incorporated therein and the exclusive rights to any copyrights, trademarks and patents (including registrations and applications for registration of either), or other statutory or legal protections available in respect thereof. Customer further acknowledges that all or a part of the Software or the System may be copyrighted or trademarked (or a registration or claim made therefor) by Custodian or its suppliers. Customer shall not take any action with respect to the Software or the System inconsistent with the foregoing acknowledgments, nor shall Customer attempt to decompile, reverse engineer or modify the Software. Customer may not copy, sell, lease or provide, directly or indirectly, any of the Software or any portion thereof to any other person or entity without Custodian’s prior written consent. Customer may not remove any statutory copyright notice or other notice included in the Software or on any media containing the Software. Customer shall reproduce any such notice on any reproduction of the Software and shall add any statutory copyright notice or other notice to the Software or media upon Custodian’s request.
     (c) If Customer subscribes to any database service provided by Custodian in connection with its use of the System, delivery of such database to Customer shall constitute the granting by Custodian to Customer of a non-exclusive, non-transferable license to use such database for so long as this Exhibit C is in effect. It is understood and agreed that any database supplied by Custodian is derived from sources which Custodian believes to be reliable but Custodian does not, and cannot for the fees charged, guarantee or warrant that the data is correct, complete or current. All such databases are provided as an accommodation by Custodian to its customers and are compiled without any independent investigation by Custodian. However, Custodian will endeavor to update and revise each database on a periodic basis as Custodian, in its discretion, deems necessary and appropriate. Customer also agrees that Customer will promptly install all updates and revisions to each database which Custodian provides and that Custodian cannot bear any responsibility whatsoever for Customer’s failure to do so. CUSTODIAN IS NOT RESPONSIBLE FOR ANY RESULTS OBTAINED BY CUSTOMER FROM USE OF DATABASE SERVICES PROVIDED BY CUSTODIAN.
     2. Equipment. Customer shall obtain and maintain at its own cost and expense all equipment and services, including but not limited to communications services, necessary for it to utilize the Software and obtain access to the System, and Custodian shall not be responsible for the reliability or availability of any such equipment or services.
     3. Proprietary Information. The Software, any data base and any proprietary data, processes, information and documentation made available to Customer (other than which are or become part of the public domain or are legally required to be made available to the public) (collectively, the “Information”), are the exclusive and confidential property of Custodian or its suppliers. However, for the avoidance of doubt, reports generated by Customer containing information relating to the Account(s) are not deemed to be within the meaning of the term “Information”. Customer shall keep the Information confidential by using the same care and discretion that Customer uses with respect to its own confidential property and trade secrets, but not less than reasonable care. Upon termination of the Agreement or the licenses granted herein for any reason, Customer shall return to Custodian any and all copies of the Information which are in its possession or under its control. The provisions of this Section 3 shall not affect the copyright status of any of the Information which may be copyrighted and shall apply to all information whether or not copyrighted.
     4. Modifications. Custodian reserves the right to modify the Software from time to time and Customer shall install new releases of the Software as Custodian may direct. Customer agrees not to modify or attempt to modify the Software without Custodian’s prior written consent. Customer acknowledges that any modifications to the Software, whether by Customer or Custodian and whether with or without Custodian’s consent, shall become the property of Custodian.
     5. NO REPRESENTATIONS OR WARRANTIES. CUSTODIAN AND ITS MANUFACTURERS AND SUPPLIERS MAKE NO WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE SOFTWARE, THE SYSTEM, ANY SERVICES OR ANY DATABASE, EXPRESS OR IMPLIED, IN FACT OR IN LAW, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. CUSTOMER ACKNOWLEDGES THAT THE SOFTWARE, THE SYSTEM, ANY SERVICES AND ANY DATABASE ARE PROVIDED “AS IS.” TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL CUSTODIAN OR ANY SUPPLIER BE LIABLE FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT SPECIAL, OR CONSEQUENTIAL, WHICH CUSTOMER MAY INCUR IN CONNECTION WITH THE SOFTWARE, SERVICES OR ANY DATABASE, EVEN IF CUSTODIAN OR SUCH SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL CUSTODIAN OR ANY SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION

FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND THEIR REASONABLE CONTROL.
     6. Security; Reliance; Unauthorized Use. Custodian will establish security procedures to be followed in connection with the System. Customer understands and agrees that the security procedures are intended to determine whether instructions received by Custodian through the System are authorized but are not (unless otherwise specified in writing) intended to detect any errors contained in such instructions. Customer will cause all persons utilizing the Software and the System to treat all applicable user and authorization codes, passwords and authentication keys with the highest degree of care and confidentiality. Custodian is hereby irrevocably authorized to comply with and rely upon on Written Instructions, whether or not authorized, received by it through the System in accordance with the security procedures. Customer acknowledges that it is its sole responsibility to assure that only Authorized Persons use the System and that to the fullest extent permitted by applicable law Custodian shall not be responsible nor liable for any unauthorized use thereof or for any losses sustained by Customer arising from or in connection with the use of the System or Custodian’s reliance upon and compliance with Written Instructions received through the System.
     7. Stern Acknowledgments. Custodian shall acknowledge through the System its receipt of each transmission communicated through the System, and in the absence of such acknowledgment Custodian shall not be liable for any failure to act in accordance with such transmission and Customer may not claim that such transmission was received by Custodian.
     8. EXPORT RESTRICTIONS. EXPORT OF THE SOFTWARE IS PROHIBITED BY UNITED STATES LAW. CUSTOMER MAY NOT UNDER ANY CIRCUMSTANCES RESELL, DIVERT, TRANSFER, TRANSSHIP OR OTHERWISE DISPOSE OF THE SOFTWARE (IN ANY FORM) IN OR TO ANY OTHER COUNTRY. IF CUSTODIAN DELIVERED THE SOFTWARE TO CUSTOMER OUTSIDE OF THE UNITED STATES, THE SOFTWARE WAS EXPORTED FROM THE UNITED STATES IN ACCORDANCE WITH THE EXPORT ADMINISTRATION REGULATIONS. DIVERSION CONTRARY TO U.S. LAW IS PROHIBITED. Customer hereby authorizes Custodian to report its name and address to government agencies to which Custodian is required to provide such information by law.
     9. Encryption. Customer acknowledges and agrees that encryption may not be available for every communication through the System, or for all data. Customer agrees that Custodian may deactivate any encryption features at any time, without notice or liability to Customer, for the purpose of maintaining, repairing or troubleshooting the System or the Software.
     10. On-Line Inquiry and Modification of Records. In connection with Customer’s use of the System, Custodian may, at Customer’s request, permit Customer to enter data directly into a Custodian database for the purpose of modifying certain information maintained by Custodian’s systems, including, but not limited to, change of address information. To the extent that Customer is granted such access, Customer agrees to indemnify and hold Custodian harmless from all loss, liability, cost, damage and expense (including attorney’s fees and expenses) to which Custodian may be subjected or which may be incurred in connection with any claim which may arise out of or as a result of changes to Custodian database records initiated by Customer.